UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                AMENDMENT NO. 2


                                      TO

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
   Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                    UBS MANAGED FUTURES LLC (ASPECT SERIES)
            (Exact name of registrant as specified in its charter)

                 DELAWARE                                03-0607985
                 --------                                ----------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification No.)


                      c/o UBS MANAGED FUND SERVICES INC.
                            One North Wacker Drive
                                  31st Floor
                            Chicago, Illinois 60606
              (Address of principal executive offices) (zip code)

                                (877) 272-2613
             (Registrant's telephone number, including area code)

                          --------------------------

                                   Copy to:

                               David R. Sawyier
                               Sidley Austin LLP
                           One South Dearborn Street
                            Chicago, Illinois 60603

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:  Units of Limited Liability Company Interest
                                                                   -------------------------------------------
                                                                                   (Title of Class)

                                                Table of Contents


Item 1:  Business.................................................................................................1

Item1A:  Risk Factors............................................................................................27

Item 2:  Financial Information...................................................................................42

Item 3:  Properties..............................................................................................42

Item 4:  Security Ownership of Certain Beneficial Owners and Management..........................................42

Item 5:  Directors and Executive Officers........................................................................42

Item 6:  Executive Compensation..................................................................................47

Item 7:  Certain Relationships and Related Transactions..........................................................47

Item 8:  Legal Proceedings.......................................................................................48

Item 9:  Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.........49

Item 10:  Recent Sales of Unregistered Securities................................................................49

Item 11:  Description of Registrant's Securities to be Registered................................................49

Item 12:  Indemnification of Directors and Executive Officers....................................................53

Item 13:  Financial Statements and Supplementary Data............................................................53

Item 14:  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...................53

Item 15:  Financial Statements and Exhibits......................................................................54

Item 1: BUSINESS

UBS MANAGED FUTURES LLC (ASPECT SERIES)

ORGANIZATIONAL CHART

The organizational chart below illustrates the relationships among various service providers. UBS Managed Fund Services Inc. is the sponsor (the "Sponsor") of UBS Managed Futures LLC (the "Platform") of which UBS Managed Futures LLC (Aspect Series) (the "Aspect Series") is a "segregated series." The Aspect Series is hereby registering its units of limited liability company interest. The Aspect Series' commodity trading advisor ("CTA") is not affiliated with the Sponsor or the Platform. However, the Aspect Series is an affiliate of the Sponsor, UBS Securities LLC and other related affiliates.



                                                                                                       ---------------
                                                                                                           Non-U.S.
                                                                                                          Investors
                                                                                                       ---------------
                                                                                                              |
                                                                                                              |
                                                                                                              |
                                                                                                              V
                                                                                                  ---------------------------
                                                                   ---------------
                                                                         U.S.                      UBS Managed Futures SPC
                                                                      Investors
                                                                   ---------------              / ---------------------------
                                                                          |                    /
                                                                          |                   /
                                                                          |                  /
                                                                          V                 V
                                               ---------------------------------------------------

                                                               UBS Managed Futures LLC

                                             / --------------------------------------------------- \
                        Aspect Series      /  Series B /          Series C|         Series D\ Series E\
                      (The Registrant)   /            /                   |                  \           \
                                       /             /                    |                   \            \
                                     /              /                     |                    \             \
                                    \/             V                      V                     V            \/
                      -----------------     -----------------     -----------------     -----------------     -----------------
CTA's trade on             Aspect                 CTA B                 CTA C                 CTA D                 CTA E
behalf of Trading          Capital
Funds                      Limited
                      -----------------     -----------------     -----------------     -----------------     -----------------
                              |                     |                     |                     |                     |
                              |                     |                     |                     |                     |
                              |                     |                     |                     |                     |
                              V                     V                     V                     V                     V
                      -----------------     -----------------     -----------------     -----------------     -----------------
                         UBS Managed         Trading Fund B        Trading Fund C        Trading Fund D        Trading Fund E
                       Futures (Aspect)
                             LLC
                      -----------------     -----------------     -----------------     -----------------     -----------------
                                     \                   \                |                  /                    /
                                       \                  \               |                 /                   /
                                         \                 \              |                /                  /
                                           \                \             |               /                 /
                                             \               \            |              /                /
                                               \              \           |             /               /
                                                 \             \          |            /              /
                                                   \            \         |           /             /
                                                     \           V        V          V            /
                                                       \  -----------------------------------   /
                    Each Trading Fund will               \                                    /
                    have a managed account               \/       UBS Securities LLC         \/
                    at UBS Securities LLC
                                                          -----------------------------------


The Aspect Series is the only series of the Platform currently being offered. Although it is intended that other series of the Platform will be offered, there can be no assurance that this will occur. The Aspect Series will invest substantially all of its assets into UBS Managed Futures (Aspect) LLC, which is a separate limited liability company.


Other than the CTAs, all of the entities indicated in the organizational chart are UBS affiliates. See "Conflicts of Interest" beginning at page 23 and "Certain Relationships and Related Transactions" beginning at page 47.


For convenience, UBS Managed Fund Services Inc. and entities affiliated with it are sometimes collectively referred to as "UBS."

(a)   General development of business


The Aspect Series is a "segregated portfolio" of the Platform that utilizes a professional trading advisor to engage in the trading of commodity futures contracts, other commodity interests, options and forward contracts. It is anticipated that the Aspect Series will commence trading in February 2007 (or such later date as otherwise determined by the Sponsor).

The Platform was formed on July 25, 2006 as a Delaware "series limited liability company" issuing different series (each a "Series") of units of limited liability company interest ("Units"). The Series are legally segregated from each other such that under Delaware law one Series should not be liable for the obligations of any other Series. As a matter of law, the question as to whether one series of a "series limited liability company" will be liable for the obligations of any other series of the same "series limited liability company" has not been tested in the federal bankruptcy courts. As a result, although the Sponsor believes that one Series will not be liable for the obligations of another Series, it cannot be certain. The Sponsor's belief that one Series will not be liable for the obligations of another Series is based on the Platform's compliance with ss. 18-215 of the Delaware Limited Liability Company Act, as amended, which states in pertinent part that "in the event that a limited liability company agreement establishes or provides for the establishment of [one] or more series, and if separate and distinct records are maintained for any such series and the assets associated with any such series are held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the limited liability company, or any other series thereof, and if the limited liability company agreement so provides, and if notice of the limitation on liabilities of a series as referenced in this subsection is set forth in the certificate of formation of the limited liability company, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series."


Each Series will invest substantially all of its capital in a wholly-owned subsidiary or an existing fund (each a "Trading Fund") managed by a single professional managed futures advisor (a "Trading Advisor"). The parent company of each Trading Fund will be the Series that invests its capital into such Trading Fund.

The Platform is being sponsored by the Sponsor and has been formed with the objective of providing a platform on which sophisticated investors may customize their own managed futures portfolios by allocating capital among the different Series. Investors who invest in the Platform ("Members") may obtain exposure to the different Trading Advisors.

The Aspect Series is the initial Series which has been placed on the Platform and is the registrant under this Form 10. The Sponsor's intention is to make a number of additional Series available over time. However, the Sponsor cannot predict how many Series will ultimately be made available, or when such additional Series will become available.

UBS Managed Futures (Aspect) LLC ("Aspect LLC") is the Trading Fund for the Aspect Series, for which Aspect Capital Limited ("Aspect") serves as trading advisor. The terms "Trading Fund," "Trading Advisor," "Series," "Units," and "Members" as used herein shall reference Aspect LLC, Aspect, the Aspect Series, the Units of the Aspect Series and investors in such Units, respectively, unless the context requires otherwise. The Aspect Series and Aspect LLC are collectively referred to as the "Series," unless the context requires otherwise.

Substantially all of the funds received by the Series from investors will be invested in the Trading Fund following the initial issuance of the Units and the disbursement of such funds from escrow, as discussed herein. Following the initial issuance of the Units, substantially all of the funds submitted to the Series by investors will be invested into the Trading Fund without the use of an escrow account. A portion of such funds may be retained by the Series in order to pay for relevant Series' expenses or as the result of the Trading Advisor not accepting further subscriptions at the time the funds are submitted to the Series. Funds invested by the Series into the Trading Fund will be deposited by the Trading Fund with UBS Securities LLC, the Series' clearing broker (the "Clearing Broker"). A portion of the funds held by the Trading Advisor may not be deposited with the Clearing Broker if the Sponsor determines it is necessary to retain and utilize such funds in the operation of the Trading Fund. All funds held by the Trading Fund and/or the Clearing Broker may be used as margin for the various futures contracts in which the Trading Fund will invest.

Under the Platform's Limited Liability Company Operating Agreement and the Series' Separate Series Agreement (collectively, the "Operating Agreement"), the Series has delegated the exclusive management of all aspects of the business and administration of the Series to the Sponsor, a Delaware corporation. The Sponsor may also delegate certain administrative services to an affiliate or third-party administrator. The Sponsor currently has engaged DPM Mellon, LLC, 400 Atrium Drive, Somerset, New Jersey 08873 (the "Administrator") to provide certain administrative services to the Series, as delegated by the Sponsor.

Although Members have no right to participate in the control or management of the Series, they are entitled to: (i) vote on, by a majority of the value of the Units held by Members, or approve certain changes to the Operating Agreement; (ii) remove the Sponsor by a majority vote of the value of the Units held by Members, (iii) receive annual audited financial statements and monthly information as the Commodity Futures Trading Commission ("CFTC") requires and timely tax information; (iv) inspect the Series' books and records; and (v) redeem Units as of each month-end, unless redemptions have been suspended pursuant to the Operating Agreement.

The Sponsor may make certain amendments to the Operating Agreement without the need of obtaining Members' consent including, but not limited to, in any manner that does not materially adversely affect the rights of the Members as a whole. These amendments can also be for clarification of inaccuracies or ambiguities, to avoid certain events as set forth in the Operating Agreement or to include any other changes the Sponsor deems advisable in order to comply with the law or the Operating Agreement.

The Sponsor anticipates that the Series should be treated as a separate partnership for federal income tax purposes. Due to the legal uncertainty as to the treatment of the different series of a "series limited liability company," as discussed above, the Sponsor has not received a legal opinion regarding the Series' tax treatment.


As of January 24, 2007, the Series had not commenced operations.


(b)   Financial Information about segments

The Series' business constitutes only one segment for financial reporting purposes, i.e. a speculative "commodity pool." The Series does not engage in sales of goods or services.

(c)   Narrative description of business

General

The Trading Advisor will manage the assets of the Series pursuant to its Aspect Diversified Program (the "Program"). The Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including (but not limited to) futures contracts in bonds, currencies, interest rates, equities, equity indices, debt securities, selected physical commodities and derivatives. It is currently anticipated that the Trading Advisor initially will trade futures contracts in agricultural, energies, metals, bonds, interest rates, equity indices and currencies. The Trading Advisor will trade these contracts on commodity exchanges and via various over-the-counter derivatives instruments. By maintaining comparatively small exposure to any individual market, the aim is to achieve real diversification.

The core objectives of the Program are to:

(i) produce strong medium-term capital appreciation ("medium-term" generally referring to a three- to five-year time period);

(ii) seek and exploit profit opportunities in both rising and falling markets using a disciplined quantitative and systematic investment process;

(iii) ensure real diversification away from overall movements in traditional bond and stock markets and thereby play a valuable role in enhancing the risk/return profile of traditional investment portfolios; and

(iv) minimize risk by operating in a diverse range of markets and sectors using a consistent investment process that adheres to pre-defined and monitored risk limits (such as value at risk limitations) and determines market exposure in accordance with factors including (but not limited to) market correlation, volatility, liquidity and the cost of market access.

The investment approach that underpins the Program is proprietary. The Trading Advisor's investment philosophy has remained consistent and involves a scientific approach to investment driven by the Trading Advisor's belief that market behavior is not random but rather contains statistically measurable and predictable price movements and anomalies which, through sophisticated quantitative research and a disciplined approach, can be successfully identified and exploited for profit.


The Program employs a fully automated system to collect, process and analyze market data (including current and historical price data) and identify and exploit directional moves (or "trends") in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. In other words, the Program is not restricted in the volume of its trading or the time frames in which it holds futures contracts. Positions are taken according to the aggregate signal and are adjusted to control risk (the "aggregate signal" being the overall recommendation that a certain trading position be taken, as generated by the multiple automated systems employed by the Trading Advisor). For example, the Trading Advisor may adjust a position in order to comply with the Program's risk control parameters where the aggregate signal indicates taking the position but the position, if not adjusted, would exceed the Program's risk control parameters. The Program seeks to maintain positions in a variety of markets. Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.


Allocation Methodology

Allocations to the strategy, markets and asset classes traded by the Program are reviewed on a regular basis using a robust and stable quantitative methodology which takes into account a range of factors that may include liquidity, risk and expected returns. The Program does not have any inherent preference for, or bias towards, any market, asset class or instrument but rather aims to maximize returns within certain liquidity constraints such as speculative position limits, market disruptions, etc.

Risk Management

A fundamental principle of the Trading Advisor's investment approach is the importance of a robust risk management framework. The Trading Advisor employs a value-at-risk methodology and other risk management procedures to monitor the risk of the Program within pre-defined guidelines. Additionally, the Trading Advisor has developed mechanisms to control risk at both an individual market and portfolio level. In order to monitor and respond to changes in the trading conditions in a market at all times, the Trading Advisor believes a high level of transparency is required. This transparency is achieved by generally investing in liquid instruments with real time pricing, although this may not be possible in all markets or all instruments.

Research Commitment and Program Development

The Trading Advisor's commitment to developing market-leading research means that it invests heavily in its research capability and that it is continually developing the Program and searching for new markets, instruments, asset classes and strategies to incorporate in it with the aim of improving risk/return characteristics, diversification and capacity. Members are advised that the Trading Advisor retains the right to develop and make changes to the Program. The Program is proprietary and highly confidential to the Trading Advisor. Accordingly, the description of the Program as contained herein is general only and is not intended to be exhaustive or absolute.

Trading Over-the-Counter with Brokers

Derivative contracts will usually be entered into between the Trading Fund and a broker or other counterparty as principal (and not as agent). Accordingly, the Trading Fund is exposed to the risk of loss in the event that the relevant broker or counterparty fails to comply with the terms of a derivative contract due to insolvency or other reasons. The insolvency of a broker or any counterparty involved in a derivative transaction with the Trading Fund may lead to the account's derivative positions being liquidated or closed out without the Trading Fund's consent. In certain circumstances, the Trading Fund may not get back the assets it deposited as collateral and may have to accept any available payments in accordance with applicable laws.

There is no assurance that the Series' investment program will achieve its objective, and the Series' actual investment results may vary substantially from its investment objective.

The Series accesses the Program through the Trading Fund.

The Sponsor

UBS Managed Fund Services Inc., a Delaware corporation, is a wholly-owned, indirect subsidiary of UBS AG and is a part of the UBS group of companies. The Sponsor will act as the sponsor and the commodity pool operator of the Series ("CPO"). The principal business office of the Sponsor and the Series, and the location where the Sponsor's books and records, as well as the Series' books and records, will be kept, is One North Wacker Drive, 31st Floor, Chicago, Illinois 60606. The Sponsor's telephone number is (877) 272-2613.


The Sponsor has, as part of a larger acquisition by UBS AG of the futures and options business of ABN AMRO Holding N.V., assumed the personnel and business of ABN AMRO Clearing and Management Services, Inc. ("ABN AMRO Clearing"). As a result of the acquisition, the Sponsor intends to either assume the investment adviser registration of ABN AMRO Clearing or otherwise register as an investment adviser under the Investment Advisers Act of 1940, as amended. In addition, certain principals of ABN AMRO Clearing may become principals of the Sponsor.


The Sponsor has been registered with the CFTC as a CPO and CTA under the Commodity Exchange Act, as amended ("CEA"), and has been a member of the National Futures Association ("NFA") since July 2003. The Sponsor has not managed assets, whether through funds or otherwise, previously.(1)

The principals of the Sponsor do not intend to invest in the Units, although they may do so in the future. The Sponsor will invest $10,000 in the Series in order to qualify as the "tax matters partner" of the Series.


---------------------
(1) The Sponsor has, however, operated a single exempt pool managed by an unaffiliated third party. The performance of the pool is not disclosed in the Platform's Confidential Disclosure Document pursuant to CFTC Rule 4.7(b)(ii) as such performance (having been directed by an unaffiliated third party) is not material to the Platform.

Although the Aspect Series is currently the only Series of the Platform, the Sponsor's intention is to make a number of additional Series available over time. However, the Sponsor cannot predict how many Series will ultimately be made available, or when such additional Series will become available.

The Sponsor will not itself select the combination of Series of the Platform in which the various Members will invest. The Sponsor will be available to consult with the Members concerning the structural features (e.g., advisory fees, brokerage commissions, redemption provisions, etc.) of, as well as concerning the nature and the expected characteristics (e.g., systematic, discretionary, technical or fundamental) of the strategies used by, the different Series of the Platform. However, in all cases, the Members themselves must decide to which Series of the Platform they wish to allocate their capital.

In discussing with each Member the distinguishing features of each Series of the Platform, the Sponsor will rely entirely on information furnished to it by such Series' Trading Advisors (and which the Sponsor has no ability to verify independently).

UBS Financial Services Inc.

UBS Financial Services Inc. ("UBS FS") is a direct, wholly-owned subsidiary of UBS Americas, which, in turn, is a direct, wholly-owned subsidiary of UBS AG. As such, it is an Affiliate (as defined hereinafter) of the Sponsor.

In selecting the Trading Advisor to manage the Trading Fund, the Sponsor has worked closely with UBS FS, and it may continue to do so in selecting the other Trading Advisors of the Platform. The Sponsor may also similarly work with other of its Affiliates (as defined hereinafter) or third-parties in its sole discretion. UBS FS has conducted due diligence regarding the Trading Advisor, recommended the Trading Advisor to the Sponsor and helped the Sponsor negotiate the terms of the Trading Advisor's engagement. Although the ultimate decision as to whether the Trading Advisor would be selected for the Series was made by the Sponsor, the Sponsor has relied on the information provided to it by UBS FS and, in most cases, did not independently verify such information.

UBS FS also will act as Selling Agent (as defined hereinafter) and as such will share in the Management Fee (as defined hereinafter) charged by the Trading Advisor. See "Financial Terms -- Description of Current Charges -- Management Fee." UBS FS may similarly share in the fees charged by other Trading Advisors of the Platform. As a result, UBS FS will have an incentive to recommend Trading Advisors to the Sponsor that are willing to participate in such fee sharing. See "Conflicts of Interest." Should UBS FS discontinue working with the Sponsor in the selection of the Trading Advisors, the Platform would be materially and adversely impacted.

The Administrator

The Administrator provides certain administrative services to the Series as delegated by the Sponsor. The Administrator, together with its affiliates, offers a portfolio of integrated fund administration services that includes: investment accounting, financial reporting, multiple broker and trader reconciliation, systems generated net asset value calculations and other fund administrative services.

The Series has entered into an administrative services agreement with the Administrator (the "Administration Agreement"), which, unless otherwise terminated on 90 days' notice by either party, will automatically renew itself for additional one-year periods subject to the re-negotiation of terms of compensation. The Administrator's services to the Series will generally include: (a) maintaining financial books and records; (b) preparing periodic financial reports; (c) computing the Net Asset Value of the Series; and (d) performing other back-office accounting, administrative and clerical services necessary in connection with the affairs of the Series. The Administrator also processes subscriptions for and redemptions of Units.

The Administration Agreement for the Series will provide that the Series agrees to indemnify and hold harmless the Administrator and its respective officers and employees and their respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses or pursuant to the Administration Agreement, provided that such liability was not the result of fraud, negligence, or willful misconduct by such indemnified person in which case the Administrator agrees to indemnify the Series

The Administrator will be paid the Administrative Fee (as defined hereinafter), as may be negotiated from time to time, for its services. It should be noted that in providing its services, the Administrator does not act as a guarantor of the Units herein described.

The Trading Advisor

The Series will have a single Trading Advisor.


The Trading Advisor was established in 1997 by Martin Lueck, Anthony Todd, Eugene Lambert and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck Limited ("AHL," now called ED&F Man Investment Products Limited), one of the world's largest CTAs in terms of assets under management. Aspect has now grown to a team of 109, with a strong focus on research and implementation. As of November 1, 2006, Aspect was managing approximately $3.980 billion overall, including approximately $3.062 billion in the Program. The Trading Advisor is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Services Authority. Since October 1999, the Trading Advisor has been a member of the NFA, registration number 0296934, and has been registered with the CFTC as a CTA and CPO. The Trading Advisor has also been registered with the NFA as a principal of its CTA subsidiary Aspect Capital Inc. (registration number 0346983) since August 2004. The Trading Advisor has also been registered with the SEC as an investment adviser since October 2003. The main business address of the Trading Advisor is Nations House, 103 Wigmore Street, London, W1U 1QS, England. The Trading Advisor's telephone number in London is +44 20 7170 9700.

ED7F Man Investment Products Limited owns a minority equity interest in the Trading Advisor.

The Sponsor has appointed the Trading Advisor to have discretionary authority and responsibility for independently directing the Trading Fund's trading pursuant to the Program, as the same may be modified from time to time by the Trading Advisor as a result of its ongoing commitment to research and development. The Trading Advisor may, on behalf of the Trading Fund and subject to the provisions of the advisory agreement among the Trading Advisor, the Sponsor and the Trading Fund (the "Advisory Agreement"), execute transactions in various futures instruments on either a principal or an agency basis, with or through affiliates of the Sponsor or third parties. This limited authority granted the Trading Advisor is a continuing power and shall continue in effect with respect to the Trading Advisor until terminated pursuant to the Advisory Agreement.

The management and operation of the Trading Fund and the determination of its policies is vested exclusively in the Sponsor. The Sponsor shall have the authority and power on behalf and in the name of the Trading Fund to carry out any and all of the objectives and purposes of the Trading Fund set forth in the Trading Fund's Limited Liability Company Operating Agreement, and to perform all acts and enter into and perform all contracts and other undertakings which the Sponsor may deem necessary or advisable in connection with such objectives and purposes or incidental thereto; provided that, the Trading Advisor shall at all times have discretionary authority and responsibility for independently directing the Trading Fund's trading. All actions and determinations to be made by the Sponsor under the Advisory Agreement shall, unless otherwise expressly provided, be made in the Sponsor's sole and absolute discretion.

The Advisory Agreement will be effective for three years after trading commences (unless sooner terminated) and will be renewed automatically for additional one-year terms unless terminated. The Advisory Agreement may be terminated at any time at the election of the Sponsor in its sole discretion upon at least one business day's prior written notice to the Trading Advisor. The Trading Advisor has the right to terminate the Advisory Agreement at any time upon forty-four business days' written notice to the Trading Fund and the Sponsor in the event (i) of the receipt by the Trading Advisor of an opinion of independent counsel satisfactory to the Trading Advisor and the Trading Fund that by reason of the Trading Advisor's activities with respect to the Trading Fund, it is required to register as an investment adviser under the Investment Advisers Act of 1940, as amended and it is not so registered (please note that the Trading Advisor is currently registered as an investment adviser under the Investment Advisers Act of 1940, as amended), or under the laws of any state and it is not so registered; (ii) that the registration of the Sponsor as a commodity pool operator under the CEA, or its NFA membership in such capacity, is revoked, suspended, terminated or not renewed; (iii) the Sponsor imposes additional trading limitation(s) pursuant to Section 1 of the Advisory Agreement which the Trading Advisor does not agree to follow in its management of the Trading Fund, or the Sponsor overrides trading instructions of the Trading Advisor or does not consent to a material change to the Program requested by the Trading Advisor; (iv) the Sponsor elects (pursuant to Section 1 of the Advisory Agreement) to have the Trading Advisor use a different Program in the Trading Advisor's management of the Trading Fund's assets from that which the Trading Advisor is then using to manage such assets and the Trading Advisor objects to using such different Program; (v) there is an unauthorized assignment of the Advisory Agreement by the Trading Fund or the Sponsor; (vi) there is a material breach of the Advisory Agreement by the

Trading Fund and/or the Sponsor after giving written notice to the Sponsor which identifies such breach and such material breach has not been cured within ten business days following receipt of such notice by the Sponsor; or
(vii) other good cause is shown and the written consent of the Sponsor is obtained (which shall not be unreasonably withheld or delayed).

The Advisory Agreement provides that the Trading Advisor and its affiliates and each of their officers, employees, directors, shareholders and controlling persons ("Trading Advisor Affiliates") shall have no liability to the Sponsor, the Series, the Trading Fund or to any Members, and shall be indemnified by the Trading Fund against, any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), for conduct undertaken as a trading advisor to the Trading Fund or otherwise relating to any action or omission of such party (or alleged action or omission) in connection with the Advisory Agreement; provided that, such action or omission (or alleged action or omission) does not constitute gross negligence, willful misconduct or breach of the Advisory Agreement or any fiduciary obligation to the Trading Fund and was done in a manner reasonably believed to be in, or not opposed to, the best interests of the Trading Fund. This indemnity will not increase the liability of the Series beyond the amount of its capital and profits (exclusive of distributions or other returns of capital, including redemptions), if any, in the Trading Fund.

The Series has been formed with the specific purpose of being managed by the Trading Advisor. In the event of a termination of the Advisory Agreement, the Series will itself dissolve. Such dissolution will take place pursuant to
Section 5.1 of the Operating Agreement.

The Trading Advisor and its respective principals will not invest in the Units.

The Series

Aspect LLC is the Trading Fund for the Series, the first Series being offered by the Platform.

Over time, the Platform intends to offer Members a selection of different Series of the Platform managed by different CTAs collectively employing a range of "technical," "fundamental," "systematic" and/or "discretionary" trading strategies. "Technical" trading strategies involve methods of evaluating investments by analyzing statistics generated by market activity, such as past prices and volume. Technical analysts do not attempt to measure an investment's intrinsic value, but instead use charts and other tools to identify patterns that can suggest future activity. "Fundamental" trading strategies involve methods of evaluating an investment by attempting to measure its intrinsic value by examining related economic, financial and other qualitative and quantitative factors. Fundamental analysts attempt to study everything that can affect the investment's value, including macroeconomic factors (like the overall economy and industry conditions) and individually specific factors. "Systematic" trading relies on trading programs or models to generate trading signals. "Discretionary" trading involves traders making investment decisions on the basis of their own judgment.

The terms of the Series are governed by the Operating Agreement.

Members will deposit subscription funds directly into a particular Series of their choosing. The Sponsor does not allocate the Members' funds among different Series, but rather the Members select the Series into which they will directly invest. Substantially all of the funds received by the Series from investors will be invested in the Trading Fund following the initial issuance of the Units and the disbursement of such funds from escrow, as discussed herein. Following the initial issuance of the Units, substantially all of the funds submitted to the Series by investors will be invested into the Trading Fund without the use of an escrow account. A portion of such funds may be retained by the Series in order to pay for relevant Series' expenses or due to the fact that the Trading Advisor is not accepting further subscriptions at the time the funds are submitted to the Series. Funds invested by the Series into the Trading Fund will be deposited by the Trading Fund with the Clearing Broker. A portion of the funds held by the Trading Advisor may not be deposited with the Clearing Broker if the Sponsor determines it is necessary to retain and utilize such funds in the operation of the Trading Fund. All funds held by the Trading Fund and/or the Clearing Broker may be used as margin for the various futures contracts in which the Trading Fund will invest.

The Offering


All Units are being offered through the Selling Agents (as defined hereinafter). All Units will be issued at $1,000 per Unit at the end of the initial offering period, which is anticipated to occur in February 2007, subject to the limitations discussed herein, and thereafter at the net asset value (as described below, "Net Asset Value") per Unit on the first business day of each month. Fractional Units will be issued, rounded to a maximum of three decimal places.


The minimum initial subscription to the Series is $10,000, and the minimum additional investment which may be made by an existing Member is $5,000. Amounts invested in addition to these minimums may be made in whole increments of $1,000.

The Sponsor may waive or reduce the initial and subsequent minimum investment, as well as the minimum increment, requirements for certain Members without entitling any other Member to any such waiver or reduction.

During the Series' initial offering period, amounts tendered for subscription will be debited from a subscriber's account promptly after such subscriber's purchase or exchange order is accepted, and deposited in the Series' escrow account at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603. Subscribers' Financial Advisors (as defined hereinafter) will notify them of the date on which subscriptions will be so debited. Interest actually earned on subscriptions while held in escrow will be paid to the Series promptly after the initial issuance of the Units. After the Series' initial offering period, no escrow account will be used. Rather, Members' accounts will be debited on or about the issuance date of Units and the debit amount, less any applicable Placement Fee (as defined hereinafter), will be invested directly in the Series. No interest will be payable in respect of any such subscriptions.

The Platform generally will not issue any Units before acceptable subscriptions for at least $10,000,000 of the Series' Units are received and the conditions necessary to meet an exemption under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") are met. However, the Sponsor may elect to have the Platform issue the Units before reaching the

$10,000,000 threshold or before meeting such conditions under ERISA, in the Sponsor's discretion. If the $10,000,000 threshold (or such other threshold determined by the Sponsor) is not reached or such conditions under ERISA are not met before the Units are to be issued, the assets held in escrow for the Series, including any interest earned on such assets, will be promptly returned to potential investors. There is no maximum number of Units that the Series may offer to investors (although the Series may offer Units only to the extent that the Trading Advisor is prepared to accept additional capital under management from the Series).

Once the Series has begun operations, there is no minimum dollar amount of additional Units which must be sold as of the beginning of any calendar month for the Units to be sold.


The Units of the Series are currently being offered, and it is anticipated that the Series will begin trading in February 2007 (or such later date as otherwise determined by the Sponsor). Thereafter, Units generally will be available as of the beginning of each calendar month, and there is currently no maximum aggregate subscription amount that may be contributed to the Series.


Each Series of the Platform is subject to uniform fees (although the Sponsor may waive, reduce or rebate certain fees with respect to certain Members without entitling any other Member to any such waiver, reduction or rebate). The Trading Advisor fees and per side brokerage commission rates may differ.


The Units are being privately offered on a continuous basis under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 thereunder.


      Selling Agents

The Units are being offered through UBS FS, although the Sponsor may allow other parties to offer the Units (UBS FS and such other selling agents duly selected by the Sponsor collectively, the "Selling Agents" and individually, as applicable, the "Selling Agent"). The Selling Agents may also retain one or more affiliates as sub-agents in connection with the distribution of the Units.

      Clearing Broker

The Clearing Broker is an indirect, wholly-owned subsidiary of UBS AG and maintains its principal business at 677 Washington Boulevard, Stamford, Connecticut 06901. The Clearing Broker is the futures clearing broker for the Series. A "clearing broker" is a member of an exchange that acts as a liaison between an investor and a clearing corporation, that helps to ensure that the trade is settled appropriately and the transaction is successful and that is also responsible for maintaining the paperwork associated with the clearing and executing of a transaction. The Clearing Broker is registered with the National Association of Securities Dealers, Inc. ("NASD") as a broker-dealer and with the CFTC as a futures commission merchant and is a member of the NFA. The Clearing Broker is a member of various U.S. futures and securities exchanges.

The Series will clear all of its futures trades through the Clearing Broker, although the Trading Advisor has the flexibility to select its own executing brokers.

The Customer Agreement between the Clearing Broker and the Series provides that the Clearing Broker will not be liable except for actions constituting gross negligence or reckless or intentional misconduct. The Clearing Broker neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor, the Platform or the Series.

      Subscription Procedures

Completed UBS Managed Futures LLC Subscription Agreements should be received by UBS Alternative Investments US no later than seven calendar days prior to the first day of any month in which a Member intends to invest. The Sponsor may, however, accept subscriptions at other times in its sole discretion. Existing Members may make additional investments by completing, and submitting to UBS Alternative Investments US, a short-form Subscription Agreement as provided by the Sponsor.

      Exchanges

If multiple Series of the Platform are established, Members will be allowed to exchange the Units of the different Series, if available, generally as of the end of each calendar month provided that requests for such exchanges are submitted to the Sponsor on or prior to the 15th day of such calendar month or the following business day. Exchanges will be treated as redemptions from the Series from which Units are exchanged and subscriptions into the Series into which Units are exchanged (although no Placement Fee (as defined hereinafter) will be charged in connection with an exchange). The ability to exchange Units may be restricted or terminated in the sole discretion of the Sponsor at any time. Exchanges may be made into a Series in $10,000 minimums and are subject to certain other restrictions.


If the New Net Trading Profits (as defined hereinafter) of a Series out of which a Member exchanges is below such Series' High Water Mark (as defined hereinafter), the reduction of Performance Fees (as defined hereinafter) otherwise due in respect to future profits will be forfeited by such Member and will have no effect on the calculation of the Performance Fee (as defined hereinafter) due in respect of the Series into which the Member exchanges. Any accrued Performance Fees (as defined hereinafter) will be assessed when a Member exchanges out of a Series.


Exchanges will be exempt from registration under the Securities Act pursuant to Regulation D of the Securities Act and Rule 506 thereunder.

      Custody of Assets

It is anticipated that a substantial amount of the Series' assets will be held in customer accounts at the Clearing Broker, although they may be held at other affiliates of the Clearing Broker.

Only assets held to margin CFTC-regulated futures contracts may be held in CFTC-regulated "segregated funds" accounts. "Segregated funds" accounts are insulated from liability for any claims against a broker other than those of other customers. The Sponsor estimates that in general approximately 15% to 35% of the Series' capital will be held "in segregation." The bulk of the Series' capital will not be held in segregation, but rather in custody or other client accounts maintained by affiliates of the Clearing Broker. Subject to any applicable regulatory restrictions, these affiliates may make use of such capital which is treated as a liability or deposit owed by such affiliates to the Series. However, if such an affiliate were to incur financial difficulties, the Series' assets could be lost (the Series becoming only a general creditor of such affiliate) and, even if not lost, could be unavailable to the Series for an extended period.

The Sponsor considers the Clearing Broker's policies regarding the safekeeping of the Series' assets to be fully consistent with industry practices. However, prospective investors must recognize that the Series' capital may be subject to the risk of its custodians' insolvency.

It is anticipated that between 65% and 85% of the Series' capital will be held in cash or cash equivalents at any given time.

      Interest

The Series generally will earn interest, as described below, on the cash actually held by the Series, plus unrealized gain and loss marked to market daily on open commodity futures positions (the "Cash Assets"). The Series will not earn interest income on the Series' gains or losses on its open forward, commodity option and certain non-U.S. futures positions as such gains and losses are not collected or paid until such positions are closed out. Interest is earned only on monies actually held in the Series' account.

The Series' Cash Assets may be greater than, less than or equal to the Series' Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

The Clearing Broker will pay interest as of the end of each month at a rate equal to the prevailing Federal Funds Rate less 0.50% (i.e., if the prevailing Federal Funds Rate is 3.50% per annum the Clearing Broker would pay the Series 3.00% per annum) on the Series' average daily Cash Assets. To the extent the Clearing Broker is able to generate returns in excess of the Federal Funds Rate less 0.50% on the Series' Cash Assets, such returns will be retained by the Clearing Broker. Therefore, the Clearing Broker may retain the additional economic benefit (which may be significant) derived from possession of the Series' Cash Assets.

The Clearing Broker, in the course of acting as commodity broker for the Series, will lend certain currencies to, and holds certain non-U.S. currency balances on behalf of the Series. If, for example, the Series needed to make a margin deposit in Swiss Francs, the Clearing Broker would lend the Series the Swiss Francs, charging a local short-term rate plus a spread of up to 1.0% per annum (at current rates). Should the Series hold Swiss Franc balances in its account, the Clearing Broker will credit the Series with interest at the same local short-term rate less a spread of up to 2.0% per annum (at current rates).

The Clearing Broker will follow its standard procedures for crediting and charging interest to the Series. The Clearing Broker is able to generate significant economic benefit from doing so, especially as the Clearing Broker is able to meet the margin requirements imposed on its customers as a group, whereas each customer must margin its account on a stand-alone basis. Consequently, the Clearing Broker may record a loan of Swiss Francs (in the above example) to the Series' account which the Clearing Broker charges interest even though the Clearing Broker itself does not have to deposit any Swiss Francs at the applicable clearinghouse.

      Net Asset Value

The Platform's investment in the Trading Fund will be made through the Series. To the extent possible, the Series will be accounted for as if it were a separate company (and the Series should not be liable for the obligations of any other Series of the Platform). The Platform will calculate the Net Asset Value per Unit of the Series as of the close of business on the last business day of each calendar month and such other dates as the Sponsor allows redemptions or subscriptions, it is necessary to calculate the Net Asset Value for reporting purposes or the Sponsor otherwise determines in its discretion. The Series' Net Asset Value as of any such date generally will equal the value of the Series' assets under the management of the Trading Advisor as of such date, plus any other assets held by the Series, minus accrued brokerage commissions, Sponsor's, Administrative, Management and Performance Fees (all as defined hereinafter), organizational expense amortization, the reimbursement of the Sponsor for operating costs paid by it and other liabilities of the Series. The Series' Net Asset Value per Unit then will be calculated by dividing the Net Asset Value of the Series by the number of Units outstanding in the Series.

The Sponsor, or such party as may be duly appointed by the Sponsor, will value the Series' managed futures positions. The liquidating value of a commodity futures contract or option on a commodity futures contract will be based upon the settlement price on the futures exchange on which the particular commodity futures contract or option is traded; provided that, if a contract or option cannot be liquidated on the day with respect to which the Net Asset Value is being determined, the basis for determining the liquidating value of such contract or option shall be such value as the Sponsor or its appointee may deem fair and reasonable.

The liquidating value of a futures, forward or options contract not traded on a U.S. exchange is its liquidating value, determined based upon policies established by the Sponsor or its appointee, on a basis consistently applied for each different variety of contract.

The Net Asset Value of the Series shall be determined in U.S. dollars, and any positions denominated in other currencies will be translated at prevailing exchange rates as determined by the Sponsor or its appointee.

Any other assets held by the Series shall be valued in such manner as the Sponsor or its appointee may determine to reflect fair market value and the accrual of interest.

The Sponsor, or such party as may be duly appointed by the Sponsor to calculate the Net Asset Value, is authorized to make all Net Asset Value determinations (including, without limitation, for purposes of determining redemption payments and calculating Sponsor's and Administrative Fees (each as defined hereinafter)) on the basis of estimated numbers. The Sponsor or such other party shall not (unless it otherwise determines) make retroactive adjustments in order to reflect the difference between estimated and final numbers, but rather shall reflect such difference (including, for purposes of calculating redemption payments and Sponsor's and Administrative Fees (each as defined hereinafter)) in the accounting period when such differences are determined.

The Sponsor may suspend the calculation of the Net Asset Value of the Units during any period for which the Sponsor or its appointee is unable to value a material portion of the Trading Fund's positions. The Sponsor will give notice of any such suspension to the Members.

Redemptions shall, after the date thereof (as the same may be suspended as described herein), be deemed to have been paid out of the Series as of such date, and shall no longer be included in either the Platform's or the Series' assets or liabilities (irrespective of when actually paid out).

Financial Terms

Tax Allocations

For each fiscal year, the Series will be treated as if it were a separate business entity under applicable regulations of the Department of the Treasury and/or the Internal Revenue Service (the "IRS"). The Sponsor generally will allocate items of income, gain, loss, expense, deduction and credit determined for income tax reporting purposes ("Tax Items") among the Units in a manner as to reflect equitably amounts credited or debited to each Unit's capital account for the current and prior fiscal years (or relevant portions thereof) and pursuant to relevant regulations. For the avoidance of doubt, the Sponsor will allocate Tax Items to the greatest extent possible so as to equalize the tax basis and capital accounts of the Units. To the extent permitted by applicable regulations, the Sponsor may make adjustments to the method in which allocations are made by the Series among the Units as the Sponsor may deem reasonable. See the relevant provisions of the Platform's Operating Agreement.

The following is a summary of the fees and expenses applicable to the Series:

Description of Current Charges.

-----------------------------------------------------------------------------------------------------------------------------------
Recipient                   Nature of Payment         Amount of Payment
-----------------------------------------------------------------------------------------------------------------------------------
The Sponsor                 Sponsor's Fee             The Sponsor will receive a flat-rate monthly sponsor fee of 0.02083 of 1%
                            (asset-based)             (a 0.25% annual rate) of the Series' month-end Net Asset Value  (the
                                                      "Sponsor's Fee").
                                                      The Sponsor may waive or reduce the Sponsor's Fee for certain Members without entitling any other Member to any such waiver or reduction.  If the
                                                      Sponsor waives or reduces the Sponsor's Fee for certain Members, it will do so by issuing such Members additional Units or by rebating a portion of the
                                                      Sponsor's Fee to such Members.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Recipient                   Nature of Payment         Amount of Payment
-----------------------------------------------------------------------------------------------------------------------------------
The Administrator           Administrative Fee        For its performance of administrative services, the Administrator will receive a monthly administrative fee as to be determined by the Sponsor and the Administrator up to 0.0167 of 1% of the Series' month-end Net Asset
                                                      Value (a 0.20% annual rate), subject to a monthly minimum of $10,000 (the
                                                      "Administrative Fee").
-----------------------------------------------------------------------------------------------------------------------------------
UBS Securities LLC and      Brokerage Commissions     The principal operating costs of the Series are the per side brokerage
UBS AG                                                commissions paid to the Clearing Broker (a portion of which is paid to the
                                                      Series' executing brokers, which may or may not include the Clearing
                                                      Broker, as commissions for their execution services) and the currency forward contract ("F/X") dealer spreads paid to UBS AG and others.

                                                      The Series' brokerage commissions will be paid on the completion or liquidation of one-half of a trade and are referred to as "per side"
                                                      commissions, which cover either the initial purchase (or sale) or the subsequent offsetting sale (or purchase) of a single commodity futures contract.  If 100 contracts are included in a single trade, 200 per side commissions are charged; 100 when the position is acquired and 100 when it is liquidated.  The brokerage commission rates charged in respect of different Trading Advisors of the Platform will vary based on the frequency of their trading.  Faster turnover Trading Advisors may be charged a lower per side rate in an attempt to maintain the overall brokerage costs of the different Series of the Platform at generally comparable levels.  However, the commission expenses of the different Series of the Platform, both in the aggregate and on a "per side" basis, will vary, perhaps materially.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Recipient                   Nature of Payment         Amount of Payment
-----------------------------------------------------------------------------------------------------------------------------------
                                                      The "per side" commissions for U.S. markets paid by the Series will be approximately $4 per side plus fees (except in the case of certain non-U.S.
                                                      contracts on which the rates may be as high as $50 per side plus fees due, in part, to the large size of the contracts traded).  In general, the
                                                      Sponsor estimates that aggregate brokerage commission charges (including
                                                      F/X spreads -- see below) will not exceed 3.5%, and should range between approximately 1% and 3% per annum of the Series' average month-end assets.
                                                      "Average month-end assets" shall mean the average month-end Net Asset Value for the then-current fiscal year.
-----------------------------------------------------------------------------------------------------------------------------------
UBS AG or Other Currency    Currency (F/X) Dealer     Many of the Series' currency trades will be executed in the spot and
Dealers                     Spreads                   forward non-U.S. exchange markets (the "F/X Markets") in which there are no direct execution costs.  Instead, the banks and dealers in the F/X Markets, including UBS AG, take a "spread" between the prices at which they are prepared to buy and sell a particular currency, and such spreads are built into the pricing of the spot or forward contracts with the Series.  A significant portion of the Series' non-U.S. currency trades may be executed through UBS AG, an affiliate of the Sponsor.
-----------------------------------------------------------------------------------------------------------------------------------
The Trading Advisor         Management Fees           The "Management Fee" will equal 2% per annum (calculated and paid monthly)
                            (asset-based)             of the Net Asset Value of the Series.

                                                      The Trading Advisor has agreed to share 0.50% of the Management Fee with
                                                      UBS FS, an affiliate of the Sponsor.
-----------------------------------------------------------------------------------------------------------------------------------
The Trading Advisor         Performance Fees          The "Performance Fee" will equal 20% of the New Net Trading Profits (as defined hereinafter) of the Series for each quarter.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Recipient                   Nature of Payment         Amount of Payment
-----------------------------------------------------------------------------------------------------------------------------------
                                                      "New Net Trading Profits" during each quarter means the excess, if any, of the cumulative level of net trading profits attributable to the Series at the end of such quarter over the highest level of cumulative net trading profits as of the end of any preceding quarter (the "High Water Mark").
                                                      Performance Fees do not, while losses do, reduce cumulative net trading profits.  New Net Trading Profits do not include interest income.

                                                      To the extent that any redemptions are made from the Series, the High Water
                                                      Mark is proportionately reduced and a proportionate Performance Fee paid
                                                      (if accrued).
-----------------------------------------------------------------------------------------------------------------------------------
The Sponsor                 Organizational and        The Sponsor will advance expenses incurred in connection with the
                            Initial Offering Costs    organization of the Platform and the Series and the initial offering of the
                                                      Units.  Such costs are estimated to approximate $100,000, although they could exceed this estimate.  The Sponsor has already advanced a portion of the Series' organizational and initial offering costs, and the Series will reimburse the Sponsor for these and any other such costs from the proceeds of the initial issuance of the Units, provided that the initial offering is successful.  Such costs are amortized against Net Asset Value in 60 monthly installments, beginning with the first month-end after the initial issuance of such Units (for financial and performance reporting purposes, however, organizational costs will be expensed as incurred and certain incremental costs specified by generally accepted accounting principles that are directly attributable to the offering of Units will be charged against the gross proceeds of the offering and the indirect costs of such offering will be expensed as incurred).  The amortization of such costs will reduce the
                                                      Net Asset Value of the Units for purposes of determining subscriptions, redemptions and any fees based on the Units' Net Asset Value.  The Sponsor may, but is not obligated to, accelerate such amortization and/or refund any such advanced expenses if the Sponsor believes that doing so would be in the best interests of the Series.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Recipient                   Nature of Payment         Amount of Payment
-----------------------------------------------------------------------------------------------------------------------------------
The Member's Financial      Placement Fee and Sales   Each Member or Member-related account is subject to an upfront, waivable
Advisor (as defined         Commission                placement fee of 0%-2% (the "Placement Fee") of the subscription price of
hereinafter) or the                                   the Units, which will be paid once by the relevant Member (not by the
Selling Agent                                         Platform, the Series or the Sponsor) on such Member's initial subscription to the Series during any twelve month period.  No Placement Fee will be charged in connection with an exchange.

                                                      The Placement Fee payable on such initial subscription is deducted from the subscription amount, so that a Member who subscribes $10,000 for the Units will, after a 2% Placement Fee, make a net investment of $9,800 in the
                                                      Series.

                                                      The Placement Fee to which Members are subject will vary among Members, but a lower Placement Fee for one Member will not entitle any other Member to any such Placement Fee.

                                                      Each Member also will pay an ongoing sales commission (the "Sales
                                                      Commission") equal to 2% per annum of the month-end Net Asset Value of a
                                                      Member's investment in the Series.

                                                      The Sponsor may waive or reduce the Sales Commission for certain Members without entitling any other Member to any such waiver or reduction.
-----------------------------------------------------------------------------------------------------------------------------------
Service Providers           Operating & Ongoing       The Series will pay its own operating costs, including, without limitation:
                            Offering Costs            ongoing offering expenses; execution and clearing brokerage commissions (as described above); forward and other over-the-counter trading spreads;
                                                      administrative, transfer, exchange and redemption processing, legal, regulatory, reporting, filing, tax, audit, escrow, accounting and printing fees and expenses, as well as extraordinary expenses.  Such operating costs are allocated pro rata among the Units based on their respective Net Asset
                                                      Values.  These expenses are paid in addition to the other expenses described below.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Recipient                   Nature of Payment         Amount of Payment
-----------------------------------------------------------------------------------------------------------------------------------
                                                      The Sponsor has retained outside service providers to supply certain services to the Platform, including, without limitation, tax reporting, accounting and escrow services.  Operating costs include the Series'
                                                      allocable share of the fees and expenses of such outside service providers, as well as the fees and expenses of any UBS entity or other service provider which may provide such (or other) services in the future.
                                                      The ongoing offering expenses payable by the Series are not expected to exceed $50,000 per year.
-----------------------------------------------------------------------------------------------------------------------------------


Breakeven Analysis

In order for a Member to break even on an investment in the Series during the first year, an initial investment of $10,000 must earn trading profits of $447.50, or 4.475% (assuming interest income of 4.275%). Please see the Breakeven Table on the following page.

                                                       Breakeven Table


                          First Twelve-Month         First              Second              Second
Expenses                  Percentage of Net       Twelve-Month       Twelve-Month        Twelve-Month
                              Asset Value        Dollar Amount      Percentage of       Dollar Amount
                                               ($10,000 Initial     Net Asset Value   ($10,000 Initial
                                                 Investment)(2)                           Net Asset
                                                                                          Value)(10)
Placement Fee(3)                 2.00%               $200.00             _____               _____

Sales Commission(4)              2.00%               $200.00             2.00%              $200.00

Offering and Operating           0.50%                $50.00             0.50%               $50.00
Costs(5)

Sponsor's Fee                    0.25%                $25.00             0.25%               $25.00

Administrative Fee(6)            0.20%                $20.00             0.20%               $20.00

Brokerage Commissions(7)         0.80%                $80.00             0.80%               $80.00

Management Fee                   2.00%               $200.00             2.00%              $200.00

Performance Fee(8)               0.00%                $0.00              0.00%               $0.00

Interest Income(9)             (4.275%)             ($427.50)          (4.275%)            ($427.50)

TWELVE-MONTH BREAKEVEN          3.475%               $347.50            1.475%               147.50

(1)   Assumes a constant $10,000 Net Asset Value.

(2) The Placement Fee is a one-time, waivable fee, as described herein. Although the Placement Fee may vary among Members from 0%-2%, this calculation assumes a 2% Placement Fee. For purposes of calculating the other fees and interest income in the Breakeven Table, the Placement Fee does not reduce the $10,000 initial investment (although it will do so in the actual operation of the Series).

(3) This calculation assumes a 2% Sales Commission, although the Sponsor may waive or reduce the Sales Commission for certain Members.

(4) The Series will pay its execution brokerage commissions and trading spreads and its administrative, transfer, exchange and redemption processing, legal, regulatory, reporting, filing, tax, audit, escrow, accounting and printing fees and expenses, as well as ongoing offering and extraordinary expenses. The Series also will reimburse the Sponsor for organization costs as described above. The Sponsor estimates that the Series will bear expenses, including the reimbursement of organization costs, at a rate of 0.50% of Net Asset Value.

(5) The Administrative Fee may be less than the 0.20% of Net Asset Value used here and is subject to a monthly minimum of $10,000.

(6) This estimate assumes an overall Series value of $10,000,000 and an estimated 10,000 round turn trades made during the twelve-month period charged $4 per side ($8 per round turn) for total estimated brokerage costs equaling $80,000.

(7) This estimate assumes breakeven trading for each quarter during the applicable twelve-month period, resulting in an overall performance of 0%. Please note, however, that the Trading Advisor could receive substantial Performance Fees from the Series even during breakeven or losing twelve-month periods. This would occur where certain quarters within such periods generate profits which are charged Performance Fees but the gains generated by such quarters are offset by losses during other quarters in the same twelve-month period.

(8) This estimate of interest income is based on the investment of 90% of the Series' assets at a Federal Funds Rate of 5.25% minus 0.50%. For purposes of calculating the interest income, the $10,000 initial investment was not reduced by the Placement Fee (although it will be so reduced in the actual operation of the Series).

(9)   Assumes a constant $10,000 Net Asset Value.

Regulation

The Sponsor and the Trading Advisor are registered with the CFTC as CPOs and CTAs and are members of the NFA in such capacities. Other than in respect of the registration requirements pertaining to the Series' securities under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Platform and the Series are generally not subject to regulation by the SEC. The Trading Advisor is also regulated by the Financial Service Authority of the United Kingdom.

Conflicts of Interest

The Sponsor and each person affiliated with the Sponsor and their respective officers, directors, controlling persons within the meaning of Section 15 of Securities Act of 1933, as amended, employees, partners and shareholders ("Affiliates") will, should the occasion arise, assert that Members have consented to the following conflicts of interest by subscribing to the Series.

Sponsor-Affiliated Entities

Other than the Trading Advisor and the Administrator, all parties involved in the operations of the Platform and the Series may be affiliated with the Sponsor. Consequently, many of the business terms of the Platform and the Series will not be negotiated at arm's-length. Were Members to seek redress from the Sponsor or its Affiliates for damages relating to the offering of the Units or the operations of the Platform or the Series, they (i) would be unlikely to have recourse against any Sponsor entity which is not a direct party to an agreement with the Platform or the Series and (ii) would be likely to have such recourse, even in the case of such entities, only on a derivative basis, suing not individually but in the right of the Platform or the Series.

The Trading Advisor has agreed to share a portion of its Management Fees with the Selling Agent, an affiliate of the Sponsor. Other Trading Advisors of the Platform may similarly agree to share a portion of their management fees and/or performance fees. As a result, the Sponsor may favor investment by Members in Trading Advisors of the Platform that engage in such fee sharing or in those Trading Advisors that share a greater portion of such fees rather than in those Trading Advisors that do not engage in such fee sharing or that share a lesser such portion. In addition, UBS FS will both assist the Sponsor in the selection of Trading Advisors and act as Selling Agent, potentially receiving a portion of the Management Fees and/or Performance Fees. As a result, UBS FS will have an incentive to recommend Trading Advisors to the Sponsor that are willing to participate in such fee sharing.

Clearing Broker and F/X Dealer

The Clearing Broker executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Series, causing the Series to pay higher prices for its positions.

Many Clearing Broker clients pay lower brokerage rates than the Series. Brokerage commissions significantly decrease the Series' performance, and the cumulative effect of the higher rates paid by the Series is material.

The Clearing Broker and the F/X dealer each must allocate their resources among many different clients. They have financial incentives to favor certain accounts over the Series. Because of the competitive nature of the markets in which the Series trades, to the extent that any of the Clearing Broker and the F/X dealer prefer other clients over the Series, the Series is likely to incur losses.

The Clearing Broker and the F/X dealer do not have to compete to provide services to the Series; consequently, there is no independent check on the quality of their services.

The Sponsor

Relationships among the Sponsor Affiliates

The Sponsor and its Affiliates are the Platform's and Series' primary service providers, other than the Trading Advisor and the Administrator, and will remain so even if using other firms would be more advantageous for the Platform or the Series.

The principal officers and managers of the Sponsor are also employed and compensated by the Clearing Broker. As a result, the Sponsor has an incentive to use the Clearing Broker to clear the Series' trades even if other clearing brokers would provide less expensive or higher quality services than those of the Clearing Broker. In addition, because the Series will pay brokerage commissions and forward trading spreads to the Clearing Broker and UBS AG, respectively, on a per side basis, the Sponsor may have an incentive to select Trading Advisors which trade in higher volume, generating more revenue for the Clearing Broker or UBS AG, as the case may be.

Other Funds or Accounts Sponsored by the Sponsor

The Sponsor might be able to add more value to the Platform and the Series were certain Sponsor personnel to focus exclusively on managing the Platform and the Series, but the Sponsor may in the future operate, in addition to the Platform and the Series, other funds and accounts because such funds and accounts will generate significant revenues for it, and also will diversify the Sponsor's exposure to one or more of such accounts performing poorly.

Should the Sponsor manage other funds or accounts, the Sponsor may have a conflict of interest in selecting the Trading Advisors for the Series of the Platform and for such other funds or accounts, as there is, in general, a shortage of qualified futures trading advisors available to manage customer assets.

The Sponsor may from time to time have a conflict of interest between facilitating the ongoing offering of the Units and making Trading Advisor or other changes which the Sponsor would otherwise believe to be in the best interests of the Platform or the Series.

Certain clients of the Clearing Broker pay materially lower brokerage rates than does the Series. In the case of a number of such clients, particularly clients with an account as large as that of the Series, the lower fees charged are in large part attributable to the significant costs incurred by the Sponsor and UBS in sponsoring the Platform and the Series and distributing the Units being embedded in the Series' fees described herein. In the case of institutional accounts, no sponsorship or distribution costs are incurred by the Sponsor or its Affiliates, so the Clearing Broker can lower brokerage commissions without reducing the net revenue received by the Sponsor or its Affiliates. Nevertheless, even factoring in sponsorship and distribution costs, certain institutional clients of the Clearing Broker receive, as a result of arm's-length negotiations, better commission rates than the Series.

Because the Series will pay brokerage commissions and forward trading spreads to the Clearing Broker and UBS AG, respectively, on a per side basis, the Sponsor may have an incentive to select Trading Advisors for the Platform which trade in higher volume, generating more revenue for the Clearing Broker and UBS AG, as the case may be.

The Trading Advisor

Other Clients and Business Activities of the Trading Advisor

The Series might benefit significantly from an exclusive focus by the Trading Advisor on the Series rather than on the Trading Advisor's other accounts, including accounts owned by its principals. The Series could be adversely affected by the fact that the Trading Advisor trades other accounts at the same time that it is managing the Series' account. The Trading Advisor has numerous different clients and financial incentives to favor certain of such clients over the Series. Other client accounts managed by the Trading Advisor may significantly outperform the Series. The Trading Advisor and its principals devote a substantial portion of their business time to ventures and accounts other than managing the Series, including, in some cases, ventures which are unrelated to futures trading. The Trading Advisor acts, or may in the future act, as sponsor of its own single- or multi-advisor futures funds, and such funds may, from time to time, be in direct competition with the Series for positions in the market. These competing accounts create a conflict of interest for the Trading Advisor in selecting limited investment opportunities for such accounts.

Brokers and Dealers Selected by Trading Advisor

The Trading Advisor trades through certain non-UBS brokers with which the Trading Advisor has ongoing business dealings (even though UBS Securities LLC remains the Clearing Broker for the Series). As a result, the Trading Advisor may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Series.

The Trading Advisor may execute a number of the trades for the Series through executing brokers affiliated with the Trading Advisor. Because the Trading Advisor may indirectly benefit from trades executed through such affiliated executing brokers, it may not have an incentive to negotiate the brokerage terms most beneficial to the Series with respect to such trades.

It should be noted that futures and derivative trading is not subject to the requirements of best price and execution as is securities trading, but is subject only to negotiation between the Trading Advisor and the broker or counterparty and application of fiduciary and other legal duties as required by state and federal law.

Performance Fees

The fact that the Trading Advisor is eligible to receive Performance Fees may cause it to trade in a more speculative fashion than it otherwise would.

Financial Advisors

The "Financial Advisors" are the individual UBS brokers who deal directly with UBS clients. Financial Advisors are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Advisors receive the Placement Fee and Sales Commission on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

Proprietary Trading

The Clearing Broker and the Trading Advisor, their respective affiliates, principals and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Records of this trading will not be available for inspection by the Members. Such persons may take positions which are the same as or opposite to those held by the Series. Members should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Series, as well as that on occasion orders may be filled more advantageously for the account of one or more such persons than for the Series' account. The Sponsor and its principals may also trade for their own accounts.

Reports

Each month the Sponsor will send such information to the Members as the CFTC requires to be given, as well as any such other information as the Sponsor may deem appropriate. Members also will receive audited financial statements and timely tax information necessary for the preparation of their annual federal income tax returns. The Units are registered under the Exchange Act. As a result, the Series will file quarterly and annual reports with the SEC.

      (i) through (xii) - not applicable.

      (xiii) the Series has no employees.

(d)   Financial Information About Geographic Areas

The Series will trade on a number of U.S. and non-U.S. commodity exchanges. The Series will not engage in the sales of goods or services.

Item1A: RISK FACTORS

General

Members May Lose All or Substantially All of Their Investment

Members must be prepared to lose all or substantially all of their investment. The Series will have no "principal protection" feature assuring the return of Members' investment as of a specified future date.

No Performance History; Risk that Investment Objectives May Not Be Achieved

The Platform and the Series are newly-formed entities and have no performance history. The Platform is the first futures "platform" to be operated by the Sponsor, and there can be no assurance that the Platform's investment objectives will be achieved.

Past Performance Not Necessarily Indicative of Future Results

Past performance is not necessarily indicative of future results. The Trading Advisor's past performance may not be representative of how it may trade in the future for the Series and does not reflect the additional fees charged by the Series and the Platform.

Reliance on Trading Advisor Information Exposes the Series to Risk of Fraud

The Sponsor and the Members will be entirely dependent on the information furnished to them by the Trading Advisor. There have been a number of recent instances in which the sponsors of private investment funds have acted fraudulently, resulting in massive losses to investors. In investing in the Platform and the Series, Members will be subject to all the risks of entrusting capital, to unaffiliated third parties.

Increasing Competition in Non-Traditional Investment Industry Increases Volatility and Decreases Liquidity

The non-traditional investment industry is extremely competitive. In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement non-traditional or "alternative" investment strategies. As a result, there has been greater competition for investment opportunities and increased price volatility and decreased liquidity with respect to certain positions. The Series will compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staffs, than may be available to the Platform and the Series.

Increased Assets Under Management May Result in Decreased Returns


There appears to be a tendency for the rates of return achieved by managed futures advisors to decline as assets under management increase. It is unlikely that the Trading Advisor will agree to limit the amount of additional equity which it may manage, and the Trading Advisor may be at or near its all-time high in assets under management. In addition to the Trading Advisor potentially being at or near its all-time high in assets under management, the aggregate capital committed to the managed futures sector in general is also at an all-time high. The more capital that is traded in these markets, the greater the competition for a finite number of positions and the less the profit potential for all strategies. As of November 1, 2006, the Trading Advisor was managing approximately $3.980 billion overall, including approximately $3.062 billion in the Program.


Structural Risks

Substantial Charges Will Decrease Returns

The Series will be subject to substantial charges, including an upfront Placement Fee of up to 2%, ongoing Sales Commissions of 2%, the Sponsor's Fee of 0.25%, the Administrative Fee of up to 0.20% (note that this rate could be higher in situations where the Series' Net Asset Value is low and the Series is subject to the monthly minimum charge of the Administrator), the Performance Fee of 20% of New Net Trading Profits, the Management Fee of 2%, offering and operating costs estimated to be 0.50% and brokerage commissions estimated to be 0.80%. All such charges are cited in per annum terms, although they will be charged more frequently than annually, as otherwise set forth herein. Additionally, all fees listed here are charged against the Net Asset Value of the Units held by a Member, except in the case of the Performance Fee, which is charged against the New Net Trading Profits attributed to such Member's Units. Moreover, certain of these charges -- brokerage commissions and F/X spreads -- depend on trading frequency and, under certain market conditions, may substantially exceed estimated levels. All of the fees and expenses discussed herein, except the Performance Fee, are paid regardless of profitability and, even once profits are earned, Members will be subject to the Performance Fee in addition to the other fees and expenses.

Reliance on Single Trading Advisor Results in a Lack of Diversification

The Trading Advisor has trading authority over the Trading Fund, and the Trading Fund is dependent upon the services of the Trading Advisor. The use of a single trading advisor results in a lack of diversification and, consequently, higher risk.

No Assurance of the Trading Advisor's Continued Service

There is no assurance that the Trading Advisor will be willing or able to continue to provide advisory services to the Series for any meaningful length of time. In addition, the Sponsor may, on one business day's written notice, terminate the Advisory Agreement with the Trading Advisor and dissolve the Series (including for economic reasons relating to the small capitalization of the Series).

Unavailability of Trading Advisor Principals Could Result in Poor Performance for the Series

The Trading Advisor consists of a limited number of principals and key employees. If the services of any of such principals or key employees became unavailable (for example, by reason of death, disability or retirement), the Series could sustain losses.

Trading Advisor Risk

The Series is subject to the risk of the bad judgment, negligence or misconduct of the Trading Advisor. There have been a number of instances in recent years in which private investment funds have incurred substantial losses due to manager misconduct.

Trading Error Risk

Trades may be placed or executed in error due to: (a) technical errors such as coding or programming errors in software, hardware problems and inaccurate pricing information provided by third parties and (b) execution errors such as keystroke, typographic or inadvertent drafting errors. Many exchanges have adopted "obvious error" rules that prevent the entry and execution of trades more than a specified amount away from the current best bid and offer on the exchange. However, such rules may not be in place on the exchanges where the Trading Advisor trades on behalf of the Series and may not be enforced even if in effect. Moreover, such rules likely would not prevent the entry and execution of a trade entered close to the market price but at an erroneous size. Each of the Trading Advisor's accounts, including the Series, will enjoy the profits and bear the losses of any such trading errors; provided that the Series does not bear such losses if the Trading Advisor has not acted pursuant to the standard of liability set forth in the Trading Advisor's Advisory Agreement.

Limited Liquidity of Units; Risk of Net Asset Value Declining Before Effective Date of Redemption

An investment in the Units cannot be immediately liquidated by a Member. Units may generally be transferred only with the consent of the Sponsor (which it does not generally intend to give), and no market for the Units will exist at any time. A Member may redeem Units as of the last business day of any month on approximately 15 days' prior written notice to the Series. Because withdrawal notices must be submitted significantly in advance of the actual redemption date, the value received upon redemption may differ materially from the Units' value at the time a decision to redeem is made. Because redemptions are only permitted at month-end, investors are not able to select the value, or even the approximate value, at which they are able to redeem their Units.

Changes in Trading Strategy Could Result in Losses

The Trading Advisor may make material changes in its trading strategies without the knowledge of the Sponsor, which could result in trading losses or lower profits than would have been the case had the Trading Advisor not made any changes to its trading strategies. Particularly given the "black box" character of many managed futures strategies, it is virtually impossible for the Sponsor to detect strategy changes.

Conflicts of Interest

The Platform and the Series are subject to a number of material actual and potential conflicts of interest, raising the possibility that Members will be disadvantaged to the benefit of the Sponsor, the Trading Advisor or their respective principals and affiliates. No formal policies or procedures have been adopted to resolve these conflicts. Below is a discussion of these conflicts of interest:

Sponsor-Affiliated Entities

Other than the Trading Advisor and the Administrator, all parties involved in the operations of the Platform and the Series may be affiliated with the Sponsor. Consequently, many of the business terms of the Platform and the Series will not be negotiated at arm's-length. Were Members to seek redress from the Sponsor or its Affiliates for damages relating to the offering of the Units or the operations of the Platform or the Series, they (i) would be unlikely to have recourse against any Sponsor entity which is not a direct party to an agreement with the Platform or the Series and (ii) would be likely to have such recourse, even in the case of such entities, only on a derivative basis, suing not individually but in the right of the Platform or the Series.

The Trading Advisor has agreed to share a portion of its Management Fees with the Selling Agent, an affiliate of the Sponsor. Other Trading Advisors of the Platform may similarly agree to share a portion of their management fees and/or performance fees. As a result, the Sponsor may favor investment by Members in Trading Advisors of the Platform that engage in such fee sharing or in those Trading Advisors that share a greater portion of such fees rather than in those Trading Advisors that do not engage in such fee sharing or that share a lesser such portion. In addition, UBS FS will both assist the Sponsor in the selection of Trading Advisors and act as Selling Agent, potentially receiving a portion of the Management Fees and/or Performance Fees. As a result, UBS FS will have an incentive to recommend Trading Advisors to the Sponsor that are willing to participate in such fee sharing. Such incentives could result in the selection of Trading Advisors based on their willingness to pay such fees and not completely on their trading abilities.

Clearing Broker and F/X Dealer

The Clearing Broker executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Series, causing the Series to pay higher prices for its positions.

Many Clearing Broker clients pay lower brokerage rates than the Series. Brokerage commissions significantly decrease the Series' performance, and the cumulative effect of the higher rates paid by the Series is material.

The Clearing Broker and the F/X dealer each must allocate their resources among many different clients. They have financial incentives to favor certain accounts over the Series. Because of the competitive nature of the markets in which the Series trades, to the extent that any of the Clearing Broker and the F/X dealer prefer other clients over the Series, the Series is likely to incur losses.

The Clearing Broker and the F/X dealer do not have to compete to provide services to the Series; consequently, there is no independent check on the quality of their services.

The Sponsor

Relationships among the Sponsor Affiliates

The Sponsor and its Affiliates are the Platform's and Series' primary service providers, other than the Trading Advisor and the Administrator, and will remain so even if using other firms would be more advantageous for the Platform or the Series.

The principal officers and managers of the Sponsor are also employed and compensated by the Clearing Broker. As a result, the Sponsor has an incentive to use the Clearing Broker to clear the Series' trades even if other clearing brokers would provide less expensive or higher quality services than those of the Clearing Broker. In addition, because the Series will pay brokerage commissions and forward trading spreads to the Clearing Broker and UBS AG, respectively, on a per side basis, the Sponsor may have an incentive to select Trading Advisors which trade in higher volume, generating more revenue for the Clearing Broker or UBS AG, as the case may be.

Other Funds or Accounts Sponsored by the Sponsor

The Sponsor might be able to add more value to the Platform and the Series were certain Sponsor personnel to focus exclusively on managing the Platform and the Series, but the Sponsor may in the future operate, in addition to the Platform and the Series, other funds and accounts because such funds and accounts will generate significant revenues for it, and also will diversify the Sponsor's exposure to one or more of such accounts performing poorly.

Should the Sponsor manage other funds or accounts, the Sponsor may have a conflict of interest in selecting the Trading Advisors for the Series of the Platform and for such other funds or accounts, as there is, in general, a shortage of qualified futures trading advisors available to manage customer assets.

The Sponsor may from time to time have a conflict of interest between facilitating the ongoing offering of the Units and making Trading Advisor or other changes which the Sponsor would otherwise believe to be in the best interests of the Platform or the Series.

Certain clients of the Clearing Broker pay materially lower brokerage rates than does the Series. In the case of a number of such clients, particularly clients with an account as large as that of the Series, the lower fees charged are in large part attributable to the significant costs incurred by the Sponsor and UBS in sponsoring the Platform and the Series and distributing the Units being embedded in the Series' fees described herein. In the case of institutional accounts, no sponsorship or distribution costs are incurred by the Sponsor or its Affiliates, so the Clearing Broker can lower brokerage commissions without reducing the net revenue received by the Sponsor or its Affiliates. Nevertheless, even factoring in sponsorship and distribution costs, certain institutional clients of the Clearing Broker receive, as a result of arm's-length negotiations, better commission rates than the Series.

Because the Series will pay brokerage commissions and forward trading spreads to the Clearing Broker and UBS AG, respectively, on a per side basis, the Sponsor may have an incentive to select Trading Advisors for the Platform which trade in higher volume, generating more revenue for the Clearing Broker and UBS AG, as the case may be.

The Trading Advisor

Other Clients and Business Activities of the Trading Advisor

The Series might benefit significantly from an exclusive focus by the Trading Advisor on the Series rather than on the Trading Advisor's other accounts, including accounts owned by its principals. The Series could be adversely affected by the fact that the Trading Advisor trades other accounts at the same time that it is managing the Series' account. The Trading Advisor has numerous different clients and financial incentives to favor certain of such clients over the Series. Other client accounts managed by the Trading Advisor may significantly outperform the Series. The Trading Advisor and its principals devote a substantial portion of their business time to ventures and accounts other than managing the Series, including, in some cases, ventures which are unrelated to futures trading. The Trading Advisor acts, or may in the future act, as sponsor of its own single- or multi-advisor futures funds, and such funds may, from time to time, be in direct competition with the Series for positions in the market. These competing accounts create a conflict of interest for the Trading Advisor in selecting limited investment opportunities for such accounts.

Brokers and Dealers Selected by Trading Advisor

The Trading Advisor trades through certain non-UBS brokers with which the Trading Advisor has ongoing business dealings (even though UBS Securities LLC remains the Clearing Broker for the Series). As a result, the Trading Advisor may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Series.

The Trading Advisor may execute a number of the trades for the Series through executing brokers affiliated with the Trading Advisor. Because the Trading Advisor may indirectly benefit from trades executed through such affiliated executing brokers, it may not have an incentive to negotiate the brokerage terms most beneficial to the Series with respect to such trades.

Performance Fees

The fact that the Trading Advisor is eligible to receive Performance Fees may cause it to trade in a more speculative fashion than it otherwise would.

Financial Advisors

The Financial Advisors are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Advisors receive the Placement Fee and Sales Commission on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

Proprietary Trading

The Clearing Broker and the Trading Advisor, their respective affiliates, principals and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Records of this trading will not be available for inspection by the Members. Such persons may take positions which are the same as or opposite to those held by the Series. Members should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Series, as well as that on occasion orders may be filled more advantageously for the account of one or more such persons than for the Series' account. The Sponsor and its principals may also trade for their own accounts.

The Series Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of One of its Counterparties or Service Providers

The Series is subject to the risk of the insolvency of its counterparties (such as broker-dealers, futures commission merchants, banks or other financial institutions, exchanges or clearinghouses).

The Series' assets could be lost or impounded during a counterparty's bankruptcy or insolvency proceedings and a substantial portion or all of the Series' assets may become unavailable to it either permanently or for a matter of years. Were any such bankruptcy or insolvency to occur, the Sponsor might decide to liquidate the Series or suspend, limit or otherwise alter trading, perhaps causing the Series to miss significant profit opportunities.

Under CFTC regulations, the Clearing Broker is required to maintain in a segregated account the portion of the Series' assets held by it that consists of, or is used to margin or secure, commodity futures transactions. If the Clearing Broker fails to do so, the Series may be subject to risk of loss of funds in the event of the Clearing Broker's bankruptcy. Even if such funds are properly segregated, the Series may still be subject to a risk of a loss of its funds on deposit with the Clearing Broker should another customer of the Clearing Broker, or the Clearing Broker itself, fail to satisfy deficiencies in such other customer's accounts. Bankruptcy law applicable to all U.S. futures brokers requires that, in the event of the bankruptcy of such a broker, all property held by the broker, including certain property specifically traceable to the customer, will be returned, transferred or distributed to the broker's customers only to the extent of each customer's pro rata share of all property available for distribution to customers. If the Clearing Broker were to become bankrupt, it is possible that the Series would be able to recover none or only a portion of its assets held by the Clearing Broker.

There are increased risks in dealing with offshore brokers and unregulated trading counterparties, including the risk that assets may not benefit from the segregation protection afforded to "customer funds" deposited with regulated futures commission merchants. For instance, the Series may be required to post margin for its non-U.S. exchange transactions with non-U.S. exchange dealers who are not required to segregate customer funds. The recent events surrounding the bankruptcy of Refco, Inc. and its related entities have demonstrated the risks that may be associated in dealing with unregulated trading counterparties.

The Series may effect transactions on "over-the-counter" or "inter-dealer" markets. The participants in these markets typically are not subject to the type of strict credit evaluation and regulatory oversight applicable to members of "exchange-based" markets, and transactions in these markets typically are not settled through exchanges or clearinghouses that guarantee the trades of their participants. Rather, the responsibility for performing under a particular transaction rests solely with the counterparty to such transactions. To the extent the Series invests in swaps, derivatives or synthetic instruments or other over-the-counter transactions in these markets, the Series is subject to the credit risk of the parties with which it trades and deposits collateral. The Series is also subject to the risk that a counterparty may not settle a transaction because such counterparty is unwilling or unable to do so (for example, because of a credit or liquidity problem affecting the counterparty), potentially resulting in significant losses -- perhaps in respect of an offsetting position on which the Series remains obligated to perform.

The Sponsor has no control over the selection of many of the counterparties by the Trading Advisor, and the Trading Advisor is generally not restricted from dealing with any particular counterparty (regulated or unregulated), or from concentrating any or all of its transactions with a single counterparty or limited number of counterparties, except the Clearing Broker.

Regulatory Changes Could Restrict the Series' Operations

The Series will implement speculative, highly leveraged strategies. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, non-U.S. governments have from time to time blamed the declines of their currencies on speculative currency trading and imposed restrictions on speculative trading in certain markets.

Regulatory changes could adversely affect the Series by restricting its markets, limiting its trading and/or increasing the taxes to which Members are subject. Adverse regulatory initiatives could develop suddenly and without notice.

Risk of Fewer Statutory Protections for Members Due to Limited Regulatory Oversight

Neither the Series nor the Platform is registered as an investment company under the Investment Company Act of 1940, as amended. Therefore, Members do not have the benefit of the protections afforded by, nor is the Series or the Platform subject to the restrictions resulting from, such statute, registration and regulation.

Risk of Dilution of a Member's Economic Interest

A Member's economic interest in the Platform, in futures or in the Series is subject to dilution in certain cases. There is a dilution of the economic interest of the Members who are invested in the Series during periods in which a Performance Fee has accrued or net trading profits are below the High Water Mark. This dilution occurs because Members who subscribe for Units at a Net Asset Value reduced by accrued Performance Fees share in any subsequent reversals of the Performance Fees accrued at the time of their investment; or, conversely, because Members who subscribe for Units at a time when the net trading profits are below the High Water Mark share in the reduction of the Performance Fees otherwise due in respect of future profits, although they were not subject to the losses which decreased the net trading profits to that level.

Performance Fees May Increase Likelihood of Speculative Trading

The Performance Fees paid to the Trading Advisor may give it an incentive to engage in more speculative investing and trading strategies in an effort to increase its rate of return. The calculation of the Performance Fees will not include interest income in determining any increase in value of the Units. However, the Trading Advisor will have little, if any, to do with the interest income earned by the Series. Performance Fees will not be calculated on the basis of any individual Member's investment experience but rather on the basis of the performance of the Series as a whole.

Lack of Representation of Members Could Result in Unfavorable Terms

Prospective investors have not been represented in any of the negotiations relating to the formation of the Platform or the Series or the determination of any of their business terms. The business terms of the Series will not be negotiated at arm's-length with any Member.

Risk Factors Specific to Exchanges


If more Series are added to the Platform and the Sponsor allows exchanges, the risk of exchanging into the Units of a Series are the same as directly investing in such Series. Exchanging Members may redeem out of a Series of the Platform about to outperform and invest into a Series about to underperform. The performance of speculative investments such as the Series is unpredictable, and any attempt to time exchanges between different Series of the Platform is likely to result in losses over time. The prospects for, as well as the Net Asset Value per Unit of, a Series of the Platform into which a Member exchanges may change materially between the time that an irrevocable decision to exchange must be made and the time that such Units are acquired in the exchange. In addition, if the net trading profits of a Series out of which a Member exchanges is below such Series' High Water Mark, the reduction of Performance Fees otherwise due in respect to future profits will be forfeited by such Member and will have no effect on the calculation of the Performance Fee due in respect of the Series into which the Member exchanges. Any accrued Performance Fees will be assessed when a Member exchanges out of any such Series.


Note that, as is the case with respect to redemptions, exchanges are treated as taxable events. As a result, the Member will be obligated to pay any gains in excess of the basis of the Units exchanged.


The Net Asset Value of the Units of the Series out of which a Member is exchanging will be calculated as of the last day of the applicable month.


Members May Be Required to Redeem Before Full Realization of Profits


The Sponsor may cause the Series to redeem part or all of the Units held by any particular Member if the Sponsor determines that (a) such Member's continued holding of Units could result in adverse consequences to the Platform, the Series or the Trading Fund, such as an event that would cause the Platform, the Series or the Trading Fund (i) to be treated as an association taxable as a corporation for income tax purposes, (ii) to be considered to hold "plan assets" within the meaning of ERISA, (iii) to engage in a "prohibited transaction" as defined in Section

406 of ERISA or Section 4975 of the Code, or (iv) to violate any law or contractual provision or (v) any other reason as may be determined by the Sponsor; (b) such Member's investment in the Units, or aggregate investment in the Platform, is below the minimum level established by the Sponsor (including any increase in such minimum level that the Sponsor may implement in the future); or (c) for any other reason. Mandatory redemption of a Member's Units could occur before such Units have had a realistic chance of being profitable. Units subject to mandatory redemption will be redeemed at their current Net Asset Value, which will be calculated on the effective date of such mandatory redemption as determined by the Sponsor.


Cross-Series Liability Risk

Different Series of the Platform are permitted to trade with different trading methods including various degrees of leverage, thereby creating the possibility that losses attributable to one Series of the Platform could exceed its assets, thereby causing Members of other Series to be subject to losses. The Sponsor views cross-Series liability as a remote risk due to the fact that each Series of the Platform should be viewed as a separate legal entity and will invest in a separate Trading Fund, but such risk cannot be completely eliminated, and is a risk to which all Members must consent as a condition of being admitted to the Series.

Trading Risks

Volatile Markets; Highly Leveraged Trading Could Result in Increased Losses

Futures and forward trading is highly leveraged, and market price levels are volatile and materially affected by unpredictable factors such as weather and governmental intervention. The combination of leverage and volatility creates a high degree of risk. Additionally, although the Trading Advisor may initiate stop-loss orders on certain positions to limit downside exposure, there can be no assurance that any such stop-loss order will be executed at the desired price or time.

The futures instruments traded by the Series are inherently leveraged and the Series expects to commit 15% to 35% of the Series' assets as margin at any one time (although this amount could occasionally be substantially higher). Historically, the Program has committed as margin 10% to 20% of assets managed under the Program. It is estimated that the leverage employed by the Series will equal, at a maximum, ten times the Net Asset Value of the Series, although it could exceed this amount.

Changing General Market Conditions Could Adversely Affect the Performance of the Series

Overall market or economic conditions -- which neither the Sponsor nor the Trading Advisor can predict or control -- have a material effect on the performance of any managed futures strategy. Furthermore, such overall conditions can adversely affect the performance of the Trading Advisor at or about the same time as they adversely affect other Trading Advisors on the Platform, despite implementing different and independent strategies.

No Assurance of Non-Correlation; Limited Value of Non-Correlation Even if
Achieved

Not only is the past performance of the Trading Advisor not necessarily indicative of its future results (due to the speculative character of managed futures), but also there can be no assurance that the Series' results will be non-correlated with (i.e., unrelated to) the general stock and bond markets. If the Series' performance is not non-correlated to these markets, the Series cannot help diversify an overall portfolio.

Investors should evaluate an investment in the Series in terms of the alternative of an investment in a cash equivalent, such as 91-day Treasury bills, which can be relied upon to (i) be generally non-correlated with equity and debt price levels, (ii) generate a positive yield and cash flow, (iii) be highly liquid, (iv) have almost no risk of loss of principal and (v) incur virtually no costs or expenses.

Even if the Series' performance is generally both profitable and non-correlated to the general stock and bond markets, there are highly likely to be significant periods during which the Series' results are similar to those of a Member's stock and bond holdings, thereby reducing or eliminating the Series' diversification benefits. During unfavorable economic cycles, an investment in the Series may increase rather than mitigate a portfolio's aggregate losses.

Discretionary Strategies Could Increase Volatility and/or Negatively Affect Performance

The Trading Advisor may use discretionary rather than systematic traders. Such traders may be prone to emotionalism and a lack of discipline in their trading. Relying on subjective trading judgment may produce less consistent results than those obtained by more systematic approaches.

Technical Analysis Subjects the Series to Greater Exposure to Factors Exogenous to the Markets Themselves

The Trading Advisor may use technical analysis in employing its trading program. Technical strategies rely on information intrinsic to the market itself -- prices, price patterns, volume, volatility, etc. -- to determine trades. These strategies can incur major losses when factors exogenous to the markets themselves -- political events, natural catastrophes, acts of war or terrorism, etc. -- dominate the markets.

Systematic Strategies Could Result in Dependence on General Market Conditions over Which the Trading Advisor Has No Control

The Trading Advisor may use systematic strategies in employing its trading program. There has been, in recent years, a substantial increase in interest in technical futures trading systems, particularly systems established to take advantage of major price movements ("trend-following systems"). As the capital under the management of trading systems based on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the Series, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of the Series.

There is some tendency for managed futures products -- particularly those managed by systematic, trend-following advisors -- to perform similarly during the same or approximately the same periods. Prospective investors must recognize that, irrespective of the skill and expertise of the Trading Advisor, the success of the Series may be substantially dependent on general market conditions over which the Trading Advisor has no control.

In addition, there has been an increase in the use of trading systems employing counter-trend techniques that attempt to profit from the wide use of trend following systems by running stop points or otherwise. The increased use of such techniques could alter to the detriment of the Series the trading patterns the Trading Advisor attempts to exploit.

Trend-Following Systems Could Incur Losses During Trendless or "Whipsaw"
Markets

The Trading Advisor may use trend-following systems in employing its trading program. Trend-following trading systems anticipate that more than half of their trades will be unprofitable and seek to achieve overall profitability by substantial gains made on a limited number of positions. These strategies can generally only be successful in markets in which strong price trends occur. In stagnant markets in which such trends do not occur, or in "whipsaw markets" in which apparent trends develop but then quickly reverse, trend-following trading systems are likely to incur substantial losses.

Fundamental Analysis is Subject to Human Error and Emotional Factors Which Could Result in Poor Performance

The Trading Advisor may use fundamental analysis in employing its trading program. Fundamental analysis is premised on the assumption that markets are not perfectly efficient, that informational advantages and mispricings do occur and that econometric analysis can identify trading opportunities. Fundamental analysis may incur substantial losses if such economic factors are not correctly analyzed, not all relevant factors are identified and/or market forces cause mispricings to continue despite the Trading Advisor having correctly identified such mispricings. Fundamental analysis may also be more subject to human error and emotional factors than technical analysis.

Forward Trading is Subject to the Risks of Trading on Unregulated Markets and Subjects the Series to Increased Counterparty Risk

None of the CFTC, the NFA, futures exchanges or banking authorities currently regulates forward trading. Because a principal portion of the Series' currency trading will take place in the forward markets, prospective investors must recognize that much of the Series' activity takes place in unregulated markets rather than on futures exchanges subject to the jurisdiction of the CFTC or other regulatory bodies. The Series' assets on deposit with the currency forward counterparties with which the Series trades will not be protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds deposited with them. Although the Series will deal only with major financial institutions as currency forward counterparties, the insolvency or bankruptcy of a currency forward counterparty could subject the Series to the loss of its entire deposit with such counterparty. The forward markets are well established. However, it is impossible to predict how, given certain unusual market scenarios, the unregulated nature of these markets might affect the Series. In addition, the prices offered for the same forward contract may vary significantly among different forward market participants. Forward market counterparties are under no obligation to enter into forward transactions with the Series, including transactions through which the Series is attempting to liquidate open positions.

Exchange of Futures for Physicals May Cause the Series to Incur Increased Trading Costs

The Trading Advisor may engage in "exchange of futures for physical" ("EFP") transactions. An EFP permits positions to be established in the forward or cash markets during off-hours when futures exchanges are closed or at prices different from those prevailing on the exchange, which positions are then exchanged for futures contracts. The pricing of EFPs may, accordingly, vary from the pricing of exchange-traded futures, and additional transaction costs are included in exchanging the forward or cash position for the equivalent futures position.

Trade Execution Risk

The Trading Advisor may use executing brokers unaffiliated with UBS. In the event of a trading error, the Series may have no effective remedy against such executing brokers.

Trading in Illiquid Markets Could Result in the Series' Inability to Prevent Large Losses

Certain positions held by the Series may become illiquid, preventing the Trading Advisor from acquiring positions otherwise indicated by its strategy or making it impossible for the Trading Advisor to close out positions against which the market is moving.

Certain futures markets are subject to "daily price limits," restricting the maximum amount by which the price of a particular contract can change during any given trading day. Once a contract's price has moved "the limit," it may be impossible or economically non-viable to execute trades in such contract. From time to time, prices have moved "the limit" for a number of consecutive days, making it impossible for traders against whose positions the market was moving to prevent large losses.

Speculative Position Limits Could Require the Series to Prematurely Liquidate Positions Resulting in Losses

The CFTC and the United States commodities exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on United States commodities exchanges. All accounts owned or managed by the Trading Advisor will be combined for position limit purposes. The Trading Advisor could be required to liquidate positions held for the Series in order to comply with such limits. Any such liquidation could result in substantial losses to the Series.

Trading on Non-U.S. Exchanges May Subject the Series' Trades to Less Robust Regulatory Regimes and to Exchange Rate Risk

The Trading Advisor will trade on futures exchanges outside the U.S. on behalf of the Series. Trading on such exchanges is not regulated by any U.S. government agency and may involve certain risks not applicable to trading on U.S. exchanges. For example, some non-U.S. exchanges, in contrast to U.S. exchanges, are "principals' markets" similar to the forward markets in which performance is the responsibility only of the individual member with whom the Series has entered into a futures contract and not of any exchange or clearing corporation. In such cases, the Series will be subject to the risk of the inability or refusal to perform with respect to the individual counterparty with whom the Series has entered into a futures contract. Trading on non-U.S. exchanges involves the additional risks of expropriation, burdensome or confiscatory taxation, moratoriums, exchange or investment controls and political or diplomatic disruptions, each of which might materially adversely affect the Series' trading activities. In trading on non-U.S. exchanges, the Series also will be subject to the risk of changes in the exchange rates between the U.S. dollar and the currencies in which the non-U.S. contracts are settled. In addition, the U.S. tax treatment of non-U.S. futures trading is adverse compared to the tax treatment of U.S. futures trading.

Limits of Risk Disclosures

The futures and forward markets, the Trading Advisor's strategies and prevailing economic conditions are continually changing. Furthermore, the Trading Advisor's strategies are proprietary and confidential. The summary list of risk factors contained herein may not reflect all the speculative risks to which the Series may be subject. Prospective investors must be aware that they may lose all or substantially all of their investment in the Series.

Tax Risks

Members Are Taxed Every Year on Their Share of the Series' Profits -- Not Only When They Redeem as Would Be the Case if They Held Stocks or Bonds

Members are taxed each year on their share of the Series' income and gains, irrespective of whether they redeem any Units. Members will receive a Schedule K-1 reflecting their share of the taxable gains and losses of the Series during the preceding year. The Sponsor does not intend to make any distributions. Consequently, in order to pay the taxes attributable to their investment in a Series, Members must either redeem Units or pay such taxes from other sources.

Over time, the compounding effects of the annual taxation of the Series' income are material to the economic consequences of investing in such Series. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year (the blended tax rate on many of the futures contracts traded by the Series is currently 30%), the result would be $14,025.

The Series' Trading Gains Taxed at Higher Capital Gains Rate

Members will be taxed on their share of any trading profits of the Series at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates will be determined irrespective of how long a Member holds Units. Consequently, the tax rate on the Series' trading gains may be higher than those applicable to other investments held by a Member for a comparable period.

Tax Could Be Due From Members on Their Share of the Series' Interest Income Despite Overall Losses

Members may be required to pay tax on their allocable share of the Series' interest income, even if the Series incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of ordinary income (including interest income) each year. Consequently, if a Member were allocated $5,000 of interest income and $10,000 of net trading losses, such Member would owe tax on $2,000 of interest income even though such investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

Unfavorable "Investment Advisory Fees" Tax Treatment

Members could be required by the Internal Revenue Service to treat the Trading Advisor's Management and Performance Fees, as well as the Sponsor's and Administrative Fees and certain other expenses of the Series, as "investment advisory fees," which are subject to substantial restrictions on deductibility for individual taxpayers.

Tax Audit

There can be no assurance that the Platform's or the Series' tax returns will not be audited by the Internal Revenue Service. If such an audit were to result in an adjustment, Members could be required to pay back taxes, interest and penalties.

Prospective investors are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences of an investment in the Series, particularly since such tax consequences may differ among investors.


THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN INVESTING IN THE UNITS, ALTHOUGH THE SPONSOR BELIEVES THAT ALL KNOWN MATERIAL RISKS RELATING TO THE PROGRAM HAVE BEEN DISCLOSED. PROSPECTIVE SUBSCRIBERS SHOULD CONSULT WITH THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE DETERMINING WHETHER TO INVEST IN THE SERIES.


BECAUSE THE TRADING ADVISOR'S STRATEGIES ARE PROPRIETARY AND CONFIDENTIAL, ONLY THE MOST GENERAL DESCRIPTION OF THE RISKS INVOLVED IN AN INVESTMENT IN THE SERIES IS POSSIBLE. NO SUCH DESCRIPTION CAN FULLY CONVEY THE RISKS OF THE HIGHLY-LEVERAGED STRATEGIES WHICH THE TRADING ADVISORS IMPLEMENT.

Item 2: FINANCIAL INFORMATION

Not applicable.

Item 3: PROPERTIES

The Series does not own or use any physical properties in the conduct of its business.

The Series' administrative office is the administrative offices of the Sponsor (One North Wacker Drive, 31st Floor, Chicago, Illinois 60606).


The Series does not currently have any assets and will not have assets until it begins trading, which is anticipated to occur in February 2007.


Item 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)   Security ownership of certain beneficial owners.


As of January 24, 2007, no person or "group" is known to be or have been the beneficial owner of more than 5% of the Units.


(b)   Security ownership of management


As of January 24, 2007, the management and the principals of the Sponsor did not own any Units, the Trading Advisor did not own any Units, and none of the Sponsor, its management and principals or the Trading Advisor had the right to acquire beneficial ownership of any Units.


(c)   Changes in Control

None.

Item 5: DIRECTORS AND EXECUTIVE OFFICERS

(a) and (b) Identification of directors and executive officers.

As a "segregated series" of a limited liability company, the Series itself has no officers or directors and is managed by the Sponsor.

The following are the principal officers and managers of the Sponsor. The Board of Directors of the Sponsor has the ultimate authority in selecting the Trading Advisor for the Series, the Sponsor has worked closely with UBS FS in the selection process. Although the individuals listed below are the principal officers and managers of the Sponsor, each is also currently employed and compensated by the Clearing Broker.

Julie M. DeMatteo. Ms. DeMatteo, age 43, is a Director and the President and Chief Executive Officer of the Sponsor. She has worked in the futures industry for over twenty years in various capacities. Ms. DeMatteo has been affiliated with the Sponsor since 2003, acting as counsel to the firm and most recently overseeing its daily affairs. Prior to becoming directly affiliated with the Sponsor, she served as Executive Director and Senior Counsel to the UBS exchange traded derivatives business. In this capacity, she advised on the structuring and operation of the Sponsor and provided counsel to the business regarding its initiatives in the managed futures market. Prior to joining UBS in 2000, Ms. DeMatteo was affiliated with ING (US) Securities, Futures and Options, Inc. as Director of Legal and Compliance. Prior to that, Ms. DeMatteo was employed by BA Futures, Inc. as General Counsel since 1991. In this capacity, she advised on the offering of firm sponsored managed futures products and focused on issues related to the CTA market and futures regulation, generally. Prior to practicing law, Ms. DeMatteo, was employed in accounting functions by both BA Futures, Inc. and Barnes and Co. She also was employed as an auditor in the Office of Investigations and Audits by both the Chicago Board of Trade and Chicago Mercantile Exchange. She holds a Bachelor of Science in Accounting and Finance from Eastern Illinois University and a Juris Doctorate from Loyola University College of Law.

Richard Meade. Mr. Meade, age 37, is Chief Operating Officer of the Sponsor. He has worked in the futures industry for over thirteen years in Europe and the U.S. Mr. Meade has been affiliated with the Sponsor since 2003 acting in a business development capacity and consultant on all aspects of managed futures clearing. Prior to becoming directly affiliated with the Sponsor, he served as North American Head of Client Relationship Management in UBS' Exchange Traded Derivatives group. Prior to joining UBS in 2003, Mr. Meade was affiliated with Goldman Sachs Futures as Vice President and Head of North American Client Services. Before transferring to New York in 1996 with Goldman Sachs, Mr. Meade worked on the development of their new clearing entity in London and helped establish the Goldman Sachs Paris office. He had previously worked as an English teacher in France and the French Caribbean before joining Goldman Sachs in 1993. He holds a Bachelor of Arts in French and German from the University of Nottingham, England.

Per Dyrvik. Mr. Dyrvik, age 46, is a Director of the Sponsor. He is also a Managing Director and the Chief Financial Officer of UBS Investment Bank for the Americas Region. He is responsible for the finance, accounting, business unit controlling and financial change activities for the North American and South American operations which is comprised of branch operations of UBS AG, UBS Securities LLC, a registered broker-dealer and investment banking operation, and various other operating entities including derivatives trading, merchant banking and asset management businesses. Mr. Dyrvik has been at UBS since February 1986. Prior to that he was Head of Regulatory Reporting at Dean Witter Reynolds, Inc. after completing a selective rotational training program at EF Hutton & Company in 1982. He received a Bachelor of Arts in Accounting from the Business School at the State University of New York in Albany.

Raul Esquivel. Mr. Esquivel, age 48, is a Director of the Sponsor. He is also a Managing Director and the head of U.S. Equities at UBS Investment Bank. Mr. Esquivel also heads the US Equity Operating Committee, and he is a board member of UBS Investment Bank. Prior to these appointments in November 2005, Mr. Esquivel was head of U.S. Equity Research at UBS Investment Research. Mr. Esquivel has held positions in research and research management on

Wall Street for nearly 20 years. Prior to joining UBS, Mr. Esquivel was a senior vice president in the health care research group at Kidder, Peabody. Before that, he was affiliated with The Vertical Group, a money management, venture capital, and institutional research firm specializing in medical devices and instrumentation. Earlier in his career, Mr. Esquivel worked at Prudential Securities, Eberstadt Fleming and JP Morgan. Mr. Esquivel holds a Master of Business Administration from the Harvard Graduate School of Business and a Bachelor of Arts in business administration, cum laude, from the University of Miami.

Randall Otte. Mr. Otte, age 55, is the Chief Administrative Officer of the Sponsor. Mr. Otte has over 30 years experience in the financial services industry, specifically in the futures and options markets. He has been with UBS since 2000, serving first as Director of the North American Client Services Group and then Chicago Business Manager with the Exchange Traded Derivatives business group. Before this assignment, Mr. Otte served for seventeen years as COO for the Capital Markets Futures Group of PaineWebber (a predecessor firm to UBS). Prior to UBS, Mr. Otte worked for the Chicago Board of Trade's Office of Investigations and Audits, Financial Review Group. Mr. Otte received a Bachelor of Science in Economics and Business Administration from Valparaiso University and a Master of Business Administration in Finance from Northwestern University.

UBS AG. UBS AG was formed on June 29, 1998, when Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872) merged. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG shares are listed on the SWX Swiss Exchange (traded through its trading platform virt-x), on the New York Stock Exchange and on the Tokyo Stock Exchange.

UBS USA Inc. UBS USA Inc. is an affiliate of UBS AG and has an ownership interest in the Sponsor.

The principals of the Trading Advisor and their business backgrounds are as follows:


Martin Lueck, Research Director Products, age 45, co-founded the Trading Advisor in 1997, and has been an NFA-registered principal and associated person of the Trading Advisor from October 1999 to the present. Mr. Lueck has also been registered with the NFA as a principal of the Trading Advisor's CTA subsidiary, Aspect Capital Inc., since October 2004 and as an associated person of Aspect Capital Inc. since December 2004. From December 1995 to December 1997, Mr. Lueck developed a publishing business. From February 1987, when Mr. Lueck founded AHL together with Messrs. Adam and Harding, until September 1994, when AHL was sold to Man Group plc, Mr. Lueck was with AHL. He initially focused on trading system research before taking on responsibility for the further development of the proprietary software language which provided the platform for all of AHL's product engineering and implementation. During the period from August 1989 to April 1996, Mr. Lueck was registered with the NFA as a principal and associated person of AHL. Mr. Lueck was a Director of Research at Brockham Securities Limited, a London based CTA, from October 1984 to February 1987 and an executive at Nomura International from January to October 1984. Mr. Lueck holds an M.A. in Physics from Oxford University.

Anthony Todd, Chief Executive Officer, age 46, is a co-founder of the Trading Advisor, and has been an NFA-registered principal and associated person of the Trading Advisor from October 1999 to the present. Before establishing the Trading Advisor, Mr. Todd worked for five years (from March 1992 to October
1997) at AHL initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales. Prior to this role, Mr. Todd was a strategy consultant at Mars & Co., a Paris based consultancy, from September 1990 to March 1992. From July 1989 to July 1990, Mr. Todd studied at INSEAD, Boulevard De Constance, in France, and from 1982 to June 1989 he was with UBS in London as Assistant Director in the International Government Bond Group. Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD.


Robert Wakefield, Chief Operations Officer, age 36, joined the Trading Advisor in May 2000 having spent six years, from June 1993 until September 1999, working for Tullett and Tokyo in London and New York on their institutional futures and options sales desk, and then for ED&F Man International from September 1999 to April 2000. His responsibilities were the building and servicing of a large, high volume, institutional client base executing futures, exchange traded options, bonds and equities. Mr. Wakefield has extensive experience in the mechanics of financial markets and Automated Trading Platforms. Mr. Wakefield has been an NFA-registered principal of the Trading Advisor from January 2004 to the present.


Michael Adam, Chief Investor Officer, age 45, co-founded the Trading Advisor in 1997, and has been an NFA-registered principal of the Trading Advisor from January 2004 to the present. In 1994, Mr. Adam co-founded a software company, called Inventure, where he acted as Chairman until 1997, when he resigned to start the Trading Advisor. Inventure provided the non-U.S. exchange option evaluation software, Fenics, and the trader analytical tool, Ranger, formerly developed for Paul Tudor Jones. From 1993 to 1994, Mr. Adam was Managing Director of AHL in London, which he co-founded with Martin Lueck and David Harding in February 1987. During the period from May 1989 to February 1995, Mr. Adam was registered with the NFA as a principal and associated person of AHL. From 1991 to 1993, Mr. Adam was Managing Director of Adam Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. Mr. Adam was a Director of Brockham Securities Limited from July 1982 to February 1987, with particular responsibility for the design and implementation of quantitative trading systems. Mr. Adam also currently serves as a non-executive Director of GFInet, a leading derivatives broker. Mr. Adam was awarded a scholarship to study Physics at Magdalen College, Oxford.

James Walker, Chief Financial Officer, age 40, joined the Trading Advisor in May 2004 and drives the business development area and heads the finance function. Mr. Walker joined the Trading Advisor from 3i plc, where he worked first as an Investment Manager and then was promoted to Director. From September 1990 to July 1995, he was a Higher Executive Officer and later a Principal at the UK Department of Trade and Industry. From 1989 to 1990, he was a Sales Executive for Forward Trust Limited. Prior to that, he worked as a Sales Executive for Paperlink Limited. Mr. Walker holds a BA (Hons) in Economics from Kings' College, Cambridge.

John Wareham, Chief Commercial Officer, age 46, joined the Trading Advisor in September 2005 and leads the company's sales, marketing and client service teams. Mr. Wareham has more than fifteen years of senior-level experience in the financial markets. From November 2001 to September 2005, Mr. Wareham was globally responsible for the Foreign Exchange and Emerging Markets businesses at AIG Trading Group and AIG Financial Products. Prior to joining AIG, from April 2001 to November 2001, Mr. Wareham was the Chief Operating Officer for Atriax Ltd. From February 1995 until April 2001, Mr. Wareham was with Merrill Lynch, where he was responsible for a successful structured products business in a number of roles, including Global Head of FX Options Trading, Head of Private Client Strategies Group and Global Head of FX. Mr. Wareham worked for Goldman Sachs from February 1991 to February 1995 as a Senior FX Options Trader. Prior to Goldman Sachs, Mr. Wareham was with Morgan Stanley as a FX Options Trader from January 1987 until February 1991. From June 1986 to January 1987, Mr. Wareham was in Credit Analysis at Lehman Brothers, and he was a Trainee Credit Analyst in the Republic Bank of Dallas NA from June 1985 to June 1986. Mr. Wareham holds a BSC (Economics) from the London School of Economics and a Masters in Philosophy from St. Antony's College, University of Oxford.

Simon Rockall, Corporate, Compliance and Legal Director, age 36, is the Trading Advisor's Company Secretary and manages the Trading Advisor's Corporate, Legal and Compliance areas. Mr. Rockall joined the Trading Advisor in August 2003 from GFI Group (independent provider of brokerage, software and data services) where from May 2001 he was Head of Corporate Development and Company Secretary for the European region of the business. He joined GFI following its acquisition of Fenics Software (provider of the de-facto market standard software for the pricing and analysis of FX Options) where he was Head of the Legal Group, Vice President and Group Company Secretary between September 1997 and May 2001, where he made a material contribution in a broad number of corporate transactions including the preparation of the business for a public listing on the LSE. Between September 1994 - September 1997 Mr. Rockall worked for Barclays Bank PLC on its high level Management Program. Mr. Rockall has a Law degree from Exeter University.

Gavin Ferris, Chief Architect, age 37, joined the Trading Advisor in January 2006 and heads up the creation of the Trading Advisor's next generation systematic architecture. Prior to joining the Trading Advisor, from October 2003, he was the Chief Executive Officer and co-founder of Crescent Technology Ltd, which designs statistical trading systems for hedge funds. Between May 2003 and October 2003 Mr. Ferris was the Chief Technology Officer for Crescent Asset Management Ltd, an Econometric Software Development company with oversight of all software development at the company. Between March 1997 and August 2003, he was the Chief Technology Officer, co-founder and Board Director of RadioScape, a world leader in digital signal processing. At RadioScape, Mr. Ferris was responsible for the oversight of all software development and had a significant role in developing key Intellectual Property. He held the position of lead software engineer of the core technology group, heading up the development of the Nile production management software system at DreamWorks SKG Feature animation production from July 1995 to February 1997. Mr. Ferris holds a 1st class degree and PhD from Cambridge University.

(c)   Identification of certain significant employees

None.

(d)   Family relationships

None.

(e)   Business experience

See Item 5 (a) and (b) above.


(f)   Involvement in certain legal proceedings


None.


(g)   Promoters and control persons


Not applicable.

Item 6: EXECUTIVE COMPENSATION

The officers of the Sponsor are currently remunerated by the Clearing Broker in their respective positions. The Series does not itself have any officers, directors or employees. As described in Item 1(c) above, the Series pays the Sponsor, the Trading Advisor and others various forms of compensation for the services performed for the Series described above. The officers receive no "other compensation" from the Series. There are no compensation plans or arrangements relating to a change in control of either the Series, the Platform or the Sponsor.

Item 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(a)   Transactions Between UBS and the Platform or the Series

Certain of the service providers to the Platform and the Series, other than the Trading Advisor, the Administrator, the Series' independent auditors and outside counsel to the Sponsor, are affiliates of UBS, including the exclusive Clearing Broker for the Series. The Sponsor has negotiated with the Trading Advisor regarding the level of its advisory fees and certain other terms of the Advisory Agreement. However, none of the fees paid by the Series to any UBS party will be negotiated, and they may be higher than would have been obtained in arm's-length bargaining.

The Series will pay UBS substantial brokerage commissions as well as bid-ask spreads on forward currency trades. The Series also will pay the Clearing Broker interest on short-term loans extended by the Clearing Broker to cover losses on non-U.S. currency positions, and UBS retains certain economic benefits from possession of the Series' capital. See "Interest Income."

In the case of EFP transactions with the F/X dealer, UBS recognizes certain incremental profits from the "differential" at which the Series' cash currency positions are exchanged for futures.

Certain entities in the UBS organization are the beneficiaries of certain of the revenues generated from the Series. The Sponsor controls the management of the Series and serves as its sponsor. Although the Sponsor will not sell any assets, directly or indirectly, to the Series, affiliates of the Sponsor will make substantial profits from the Series due to the foregoing revenues.

No loans have been, are or will be outstanding between the Sponsor or any of its principals and the Series.

(b)   Certain Business Relationships

See Item 1(c) "Narrative Description of Business -- Financial Terms" for a discussion of other business dealings between the Sponsor and the Platform or the Series.

(c)   Indebtedness Of Management

The Series does not intend to make any loans to management.

(d)   Not applicable.

Item 8: LEGAL PROCEEDINGS

There have been no administrative, civil or criminal actions, whether pending or concluded, against the Sponsor or any of its individual principals during the past five years which would be considered "material" as that term is used in Item 103 of Regulation S-K, except as described below.

There have been no administrative, civil or criminal actions, whether pending or concluded, against the Clearing Broker or any of its individual principals during the past five years which would be considered "material" as that term is defined in Section 4.24(l)(2) of the regulations of the CFTC, except as may be described below.

The Clearing Broker was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that the Clearing Broker and nine other firms have reached with the SEC, NASD, New York Stock Exchange ("NYSE") and various state regulators. As part of the settlement, the Clearing Broker has agreed to pay $80,000,000 divided among retrospective relief, procurement of independent research and investor education. The Clearing Broker has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

Further, the Clearing Broker, like most large, full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, NYSE and various other regulatory organizations and government agencies. The Clearing Broker fully cooperates with the authorities in all such requests. The Clearing Broker regularly reports to the SEC on Form B-D investigations that result in orders. These reports are publicly available.

The Clearing Broker will act only as clearing broker for the Series and as such will be paid commissions for executing and clearing trades on behalf of the Series. The Clearing Broker has not passed upon the adequacy or accuracy of this registration statement. The Clearing Broker neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor, the Platform or the Series.

Item 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a)   Market information

There is no trading market for the Units, and none is likely to develop. No Member may assign, encumber, pledge, hypothecate or otherwise transfer (collectively, "Transfer") any of such Member's Units without the consent of the Sponsor, and any such Transfer of Units, whether voluntary, involuntary or by operation of law, to which the Sponsor does not consent shall result in the Units so Transferred being mandatorily redeemed as of the end of the month during which such purported Transfer occurred; provided, however, that a Member may Transfer the economic benefits of ownership of its Units without regard to such consent.

(b)   Holders


As of January 24, 2007, there were no holders of Units.


(c)   Dividends

The Sponsor has sole discretion in determining what distributions, if any, the Series will make to Members.

(d)   Not applicable.

Item 10: RECENT SALES OF UNREGISTERED SECURITIES

Not applicable.

Item 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


The registered securities consist of Units of limited liability company interest of the Series.


The Operating Agreement effectively gives the Sponsor, as sponsor, full control over the management of the Platform and the Series. Members have no voice in their operations. In addition, the Sponsor in its operation of the Platform and the Series is specifically authorized to engage in the transactions described herein (including those involving Affiliates of the Sponsor), and is exculpated and indemnified by the Platform and the Series against claims sustained in connection with the Platform and the Series, provided that such claims were not the result of the Sponsor's willful misfeasance, bad faith or gross negligence. For the avoidance of doubt, the Sponsor shall be entitled, without any violation of any contractual or fiduciary obligation to any Member, to dissolve the Platform or the Series at any time.

Although Members have no right to participate in the control or management of the Platform and the Series, they are entitled to: (i) vote on, by a majority of the value of the Units held by Members, or approve certain changes to the Operating Agreement; (ii) remove the Sponsor by a majority vote of the value of the Units held by Members, (iii) receive annual audited financial statements, monthly information as the CFTC requires and timely tax information; (iv) subject to the limitations described herein, inspect the Series' books and records; and (v) redeem Units as of each month-end, unless redemptions have been suspended pursuant to the Operating Agreement.

Members participating in the Series may inspect the books of account of the Series during normal business hours at the office of the Series, and upon at least ten business days' prior notice, for any valid, non-commercial, equitable purposes relating to such Member's status as a Member or as required by law. Members' inspection rights will not include the right to copy any books or records, will be limited to the financial ledgers of the Series in which such Members participate or information relating to the Series in which the Member does not participate, and shall specifically not include the right to inspect: (i) trading records; (ii) the Platform's, the Series' or the Trading Fund's portfolio at any point in time; (iii) proprietary information relating to the strategies implemented by the Sponsor or any Affiliate thereof on behalf of the Series; or (iv) the names or other identifying features of other Members.

The Operating Agreement provides for the economic and tax allocations of the Platform's profit and loss. Economic allocations are based on Members' Units, and the tax allocations generally attempt to reflect equitably amounts credited or debited to each Unit's capital account for the current and prior fiscal years.

The Sponsor may not Transfer all or any portion of its manager's interest in the Series; provided, that the Sponsor may assign such interest to an Affiliate of the Sponsor upon notice (which need not be prior notice) to the Members, in connection with the sale or Transfer of all or a material portion of the Sponsor's equity or assets or by the vote or written consent of a majority of the voting rights as set forth in the Operating Agreement.

The Sponsor may make certain amendments to the Operating Agreement without the need of obtaining Members' consent including, but not limited to, in any manner that does not materially adversely affect the rights of the Members as a whole. These amendments can also be for clarification of inaccuracies or ambiguities, to avoid certain events as set forth in the Operating Agreement or to include any other changes the Sponsor deems advisable in order to comply with the law or the Operating Agreement.

      (a)(1)(i) Dividend Rights. The Sponsor does not intend to make any distributions. Consequently, in order to pay the taxes attributable to their investment in the Series, Members must either redeem Units or pay such taxes from other sources.

      (ii) Not applicable.

      (iii) Not applicable.

      (iv) Redemption Provisions. Units may be redeemed as of the end of any calendar month (each, a "Redemption Date") at the Net Asset Value per Unit at such Redemption Date. Redemption requests must be submitted on or prior to the 15th day of the calendar month of such Redemption Date or the following business day. The Sponsor may permit redemptions at other times and on shorter notice. The Sponsor may also determine to suspend redemptions as discussed below but no other such limitations will otherwise apply. To the extent redemptions are suspended, they will take place at the next Redemption Date that is not subject to suspension.

The Net Asset Value of redeemed Units is determined as of the Redemption Date for purposes of determining the redemption proceeds due to Members. Members will remain subject to fluctuations in such Net Asset Value during the period between submission of their redemption requests and the applicable Redemption Date. The Net Asset Value of Units on the designated Redemption Date may differ materially from the Net Asset Value of such Units as of the date on which an irrevocable redemption request must be submitted.

Payments of redemption proceeds will be made as soon as practicable after the related monies are received from the Trading Fund. In the case of any given redemption, payment may be delayed in the event that it is not possible for the Series to withdraw from the related Trading Fund in a timely manner.

When Units are redeemed (or exchanged), any accrued fees (including Performance Fees) and brokerage commissions reduce the redemption proceeds paid to Members.

The Sponsor may cause the Series to mandatorily redeem part or all of the Units held by any particular Member. Redemption proceeds generally will be distributed on the 15th day of the calendar month following a Redemption Date, although there can be no assurance as to the timing of such payments. All redemption proceeds will be paid in cash. The Sponsor may suspend the calculation of the Net Asset Value of the Series' Units during any period for which the Sponsor is unable to value a material portion of the corresponding Trading Fund's positions. If the calculation of Net Asset Value is suspended, redemptions will be suspended as well. Redemptions also may be suspended if the Sponsor believes that not suspending redemptions would be materially adverse to the continuing Members. The Sponsor will give notice of any such suspension to all Members in the Series.

      (v) Voting Rights. None of the Units carry any voting rights. However, the owners of the Units do have the power to approve an amendment to the Operating Agreement, with the consent of the Sponsor, by obtaining consent of more than fifty percent of the aggregate value of the Units then owned by the Members as described in the Operating Agreement. Members of the Series also may similarly vote to remove the Sponsor as set forth in the Operating Agreement.

      (vi) Not applicable.

      (vii) Liquidation Rights. Upon the occurrence of an event causing the dissolution of the Series or the Platform, payment of creditors and distribution of the Series' or the Platform's assets will be effected as soon as practicable in accordance with the Delaware Limited Liability Company Act and the Operating Agreement. In such event, each Member will share in the assets of the Series or the Platform pro rata in accordance with its respective Units therein, less any amount owing by such Member to the Series or the Platform.

      (viii) Not applicable.

      (ix) Liability Imposed on the Stockholders. Except as otherwise provided by law, liability of Members for the liabilities of the Series is limited to the capital contribution of the Member plus its or his share of undistributed profits and assets, if any, including any obligation under law to return to the Series distributions and returns of contributions.

      (x) Restriction on Alienability. Units are subject to restriction on alienability. No Member may Transfer any of such Member's Units without the consent of the Sponsor, and any such Transfer of Units, whether voluntary, involuntary or by operation of law, to which the Sponsor does not consent shall result in the Units so Transferred being mandatorily redeemed as of the end of the month during which such purported Transfer occurred; provided, however, that a Member may Transfer the economic benefits of ownership of its Units without regard to such consent.

      (xi) Not applicable.

      (a)(2) Not applicable.

      (a)(3) Not applicable.

      (a)(4) Not applicable.

      (a)(5) Not applicable.

      (b) Not applicable.

      (c) Not applicable.

      (d) Other Securities. Securities to be registered consist of Units of limited liability company interest of the Series.

      (e) Not applicable.

      (f) Not applicable.

Item 12: INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Operating Agreement provides that the Sponsor and its Affiliates (each of the Sponsor and its Affiliates, an "Indemnified Party"), shall have no liability to the Platform or to any Member, and shall be indemnified by the Platform against, any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with any action or inaction of an Indemnified Party; provided, however, that in no case is the foregoing exculpation and indemnity to be deemed to protect an Indemnified Party against any liability to the Platform or any Member to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under the Operating Agreement.

The Platform will not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. The Platform will not advance to an Indemnified Party sums necessary to pay legal expenses and other costs incurred as a result of any legal action initiated against such Indemnified Party.

In no event shall any indemnification obligations of the Platform subject a Member to any liability in excess of that contemplated by the Operating Agreement.

In the event the Platform is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's activities, obligations or liabilities unrelated to the Platform's business, such Member shall indemnify and reimburse the Platform for all loss and expense incurred, including reasonable attorneys' fees.

The Limited Liability Company Operating Agreement for the Trading Fund similarly indemnifies the Sponsor under the same standard of liability.

Item 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required by this item are not applicable.

The supplementary financial information specified by Item 302 of Regulation S-K is not applicable.

Item 14: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

Item 15: FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable.

(b)   Exhibits.

      The following exhibits are filed herewith.


-------------------------------------------------------------------------------
 Exhibit Number   Description of Document
-------------------------------------------------------------------------------
      1.1         Selling Agreement.
-------------------------------------------------------------------------------
      *3.1        Certificate of Formation of UBS Managed Futures LLC.
-------------------------------------------------------------------------------
      *4.1        Limited Liability Company Operating Agreement of UBS Managed
                  Futures LLC.
-------------------------------------------------------------------------------
      *4.2        Separate Series Agreement for the Series.
-------------------------------------------------------------------------------
     *10.1        Advisory Agreement.
-------------------------------------------------------------------------------
      10.2        Representation Letter.
-------------------------------------------------------------------------------
      10.3        Administration Agreement.
-------------------------------------------------------------------------------
      10.4        Escrow Agreement.
-------------------------------------------------------------------------------
     *10.5        Form of Customer Agreement.
-------------------------------------------------------------------------------
      10.6        Form of Subscription Agreement.
-------------------------------------------------------------------------------
     *21.1        List of Subsidiaries.
-------------------------------------------------------------------------------

* Incorporated by reference to the Series' Form 10/A previously filed on November 2, 2006.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 24, 2007


                                  UBS MANAGED FUTURES LLC (ASPECT SERIES)

                                  By:      UBS Managed Fund Services Inc.
                                              Sponsor




                                  By:  /s/ Julie M. DeMatteo
                                       ---------------------
                                  Name: Julie M. DeMatteo
                                  Title: President and Chief Executive Officer



                                  By:  /s/ Richard Meade
                                       -----------------
                                  Name: Richard Meade
                                  Title: Chief Operating Officer